                            SCHEDULE 14A INFORMATION

    PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT
                       OF 1934 (AMENDMENT NO.          )

FILED BY THE REGISTRANT /X/
FILED BY A PARTY OTHER THAN THE REGISTRANT / /

CHECK THE APPROPRIATE BOX:

/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         DIGITAL EQUIPMENT CORPORATION
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                      N/A
--------------------------------------------------------------------------------
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

/X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

        ------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

    * Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

       ------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

    (3) Filing Party:

        ------------------------------------------------------------------------

    (4) Date Filed:

        ------------------------------------------------------------------------

[DIGITAL LOGO]

                                                              September 18, 1995

Dear Fellow Stockholder:

     You are cordially invited to attend our Annual Meeting of Stockholders, which will be held this year on Thursday, November 9, 1995, at 11:00 A.M., at the World Trade Center, Commonwealth Pier, 164 Northern Avenue, Boston, Massachusetts.

     We are very pleased that Frank P. Doyle, an Executive Vice President at General Electric Company, became a member of our Board on August 24, 1995.

     Philip Caldwell will be retiring from the Board of Directors on November 9, 1995. We are extremely grateful to him for his many contributions to Digital during his 15 years of service as a Director and we will miss his participation on the Board.

     The notice of meeting and proxy statement that follow describe the business to be conducted at the meeting. We also will give a presentation on the current status of our business.

     Whether or not you plan to attend the meeting in person, it is important that your shares be represented and voted. After reading the enclosed Notice of Annual Meeting and Proxy Statement, I urge you to complete, sign, date and return your proxy ballot in the envelope provided. If the address on the accompanying material is incorrect, please advise our Investor Services Department in writing at 111 Powdermill Road, Maynard, Massachusetts 01754.

                                        For the Board of Directors,

                                        /s/ ROBERT B. PALMER
                                        --------------------------------------
                                        ROBERT B. PALMER
                                        Chairman of the Board, President and
                                        Chief Executive Officer

DIGITAL EQUIPMENT CORPORATION, 111 POWDERMILL ROAD, MAYNARD, MASSACHUSETTS 01754

                            YOUR VOTE IS IMPORTANT.
                    PLEASE SIGN, DATE AND RETURN YOUR PROXY

                         DIGITAL EQUIPMENT CORPORATION
--------------------------------------------------------------------------------
                         NOTICE OF 1995 ANNUAL MEETING
--------------------------------------------------------------------------------

To the Stockholders of DIGITAL EQUIPMENT CORPORATION:

     Notice is hereby given that the Annual Meeting of Stockholders of Digital Equipment Corporation, a Massachusetts corporation, will be held on Thursday, November 9, 1995, at 11:00 A.M., at the World Trade Center, Commonwealth Pier, 164 Northern Avenue, Boston, Massachusetts, for the following purposes:

     1. To elect three members to the Board of Directors to serve for a three-year term as Class III Directors.

     2. To consider and act upon a proposal to approve the 1995 Equity Plan.

     3. To consider and act upon a proposal to approve the 1995 Stock Option Plan for Nonemployee Directors.

     4. To ratify the selection of the firm of Coopers & Lybrand L.L.P. as auditors for the fiscal year ending June 29, 1996.

     5. To consider and act upon a stockholder proposal relating to declassification of the Board of Directors.

     6. To transact such other business as may properly come before the meeting.

     Stockholders entitled to notice of and to vote at the meeting shall be determined as of the close of business on September 11, 1995, the record date fixed by the Board of Directors for such purpose.

                                        By Order of the Board of Directors,


                                        /s/ GAIL S. MANN
                                        ---------------------------------
                                        GAIL S. MANN, Clerk
September 18, 1995
--------------------------------------------------------------------------------
     STOCKHOLDERS ARE REQUESTED TO SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE TO DIGITAL EQUIPMENT CORPORATION, P.O. BOX 1006, NEW YORK, NEW YORK 10269.

                         ------------------------------
                                PROXY STATEMENT
                         ------------------------------

                                  INTRODUCTION

     Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Digital Equipment Corporation (the "Corporation") for use at the 1995 Annual Meeting of Stockholders (the "Meeting").

     An Annual Report to Stockholders, containing financial statements for the fiscal year ended July 1, 1995, has been sent to all stockholders entitled to vote. This proxy statement and form of proxy were first sent to stockholders on or about the date of the accompanying Notice of 1995 Annual Meeting.

     Only common stockholders of record as of the close of business on September 11, 1995 will be entitled to vote at the Meeting and any adjournments thereof. As of that date, 150,443,245 shares of Common Stock of the Corporation were issued and outstanding. Each share outstanding as of the record date will be entitled to one vote, and stockholders may vote in person or by proxy. Execution of a proxy will not in any way affect a stockholder's right to attend the meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by written notice to the Clerk of the Corporation. In addition, stockholders attending the Meeting may revoke their proxies at that time.

     The representation in person or by proxy of at least a majority of the outstanding shares of Common Stock entitled to vote at the meeting is necessary to constitute a quorum for the transaction of business. Votes withheld from any nominee for election as director, abstentions and broker "non-votes" are counted as present or represented for purposes of determining the presence or absence of a quorum for the meeting. A "non-vote" occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because, in respect of such other proposal, the nominee does not have discretionary voting power and has not received instructions from the beneficial owner. An automated system administered by the Corporation's solicitation agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Abstentions are included in the number of shares present or represented and voting on each matter. Broker "non-votes" are not so included.

     The persons named as attorneys in the proxies are directors and/or officers of the Corporation. All properly executed proxies returned in time to be cast at the Meeting, if no contrary instruction is indicated, will be voted as stated below under "Election of Directors." In addition to the election of Class III Directors, the stockholders will consider and vote upon proposals to (i) approve the 1995 Equity Plan; (ii) approve the 1995 Stock Option Plan for Nonemployee Directors; and (iii) ratify the selection of auditors. Where a choice has been specified on the proxy with respect to these matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR if no specification is indicated. Directors are elected by a plurality of votes cast and the affirmative vote of a majority of the shares present or represented at the Meeting and voting on such matter is required for approval of these other matters.

     The stockholders will also consider and act upon a stockholder proposal relating to declassification of the Board of Directors. The Board of Directors recommends a vote against this proposal. Where a choice has been specified on the proxy with respect to the stockholder proposal, the shares represented by the proxy will be voted in accordance with the specification and will be voted AGAINST if no specification is indicated. The affirmative vote of a majority of the shares present or represented at the Meeting and voting on such matter is required for approval of this stockholder proposal.

     The Corporation knows of no other matter to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Corporation will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

                             ELECTION OF DIRECTORS

     The Board of Directors of the Corporation is divided into three classes. Each class serves three years, with the terms of office of the respective classes expiring in successive years. The directors in Class I will be nominees for election to three-year terms at the 1996 Annual Meeting of Stockholders and the directors in Class II will be nominees for election to three-year terms at the 1997 Annual Meeting of Stockholders.

     The present term of office for the directors in Class III ("Class III Directors") expires at the Meeting. Colby H. Chandler, Arnaud de Vitry and Thomas P. Gerrity were each elected at the Annual Meeting of Stockholders held November 5, 1992, and are nominees for re-election to a three-year term as Class III Directors. If re-elected, the Class III Director nominees will hold office until the Annual Meeting of Stockholders to be held in 1998 and until their successors have been duly elected and have qualified. Shares represented by all proxies received by the Board of Directors and not so marked as to withhold authority to vote for any individual nominee will be voted (unless one or more nominees is unable or unwilling to serve) for the election of all nominees for Class III Directors. The Board of Directors knows of no reason why any such nominee should be unable or unwilling to serve, but if such should be the case, proxies will be voted for the election of some other person or the Board of Directors will fix the number of directors at a lesser number.

     Set forth below is information with respect to each nominee for a Class III Director to be elected at the Meeting and for each Class I Director and Class II Director. With the exception of Frank P. Doyle, all of the directors were previously elected by the stockholders.

NOMINEES TO SERVE AS DIRECTORS FOR A THREE-YEAR TERM EXPIRING AT THE 1998 ANNUAL MEETING (CLASS III DIRECTORS)

     COLBY H. CHANDLER

        Mr. Chandler, age 70, retired as Chairman of the Board and Chief Executive Officer of Eastman Kodak Company ("Kodak") in May 1990. Prior to that time he had been Chief Executive Officer, Chairman of the Board and Chairman of the Executive Committee of Kodak since July 1983. He assumed the presidency of Kodak in January 1977. Mr. Chandler was a director of Kodak from 1974 to 1993. He is also a director of Citicorp, Ford Motor Company and J. C. Penney Company, Inc. Mr. Chandler has been a director of the Corporation since 1989 and is a member of the Audit Committee and Nominating Committee.

     ARNAUD DE VITRY

        Mr. de Vitry, age 69, is an engineering consultant. From 1980 to 1990, Mr. de Vitry was Chairman of the Board and Chief Executive Officer of Eureka SICAV, France, an investment company. He is a director of Ionics, Incorporated. Mr. de Vitry has been a director of the Corporation since 1957 and is Chairman of the Nominating Committee.

     THOMAS P. GERRITY

        Dr. Gerrity, age 54, has served as Dean of the Wharton School of the University of Pennsylvania since July 1990. From 1969 to 1989, Dr. Gerrity was chief executive officer of Index Group, Inc. ("Index"), an information technology consulting company he founded. In 1988, Index became part of Computer Sciences Corporation ("CSC") and Dr. Gerrity was subsequently appointed president of CSC's commercial professional services group, CSC Consulting. Dr. Gerrity is presently a director of the Federal National Mortgage Association, Melville Corporation, Reliance Group Holdings, Inc. and Sun Company, Inc. He has been a director of the Corporation since 1992, and is a member of the Compensation and Stock Option Committee and Strategic Direction Committee.

DIRECTORS SERVING A TERM EXPIRING AT THE 1996 ANNUAL MEETING (CLASS I DIRECTORS)

     FRANK P. DOYLE

        Mr. Doyle, age 64, has been an Executive Vice President of General Electric Company and a member of its corporate executive office since July 1992 and was a Senior Vice President from 1981 to July 1992. He is a director of the Paine Webber Group Inc. Mr. Doyle was elected a director of the Corporation on August 24, 1995.

     KATHLEEN F. FELDSTEIN

        Dr. Feldstein, age 54, has been President of Economics Studies, Inc., an economics consulting firm, since 1987. Dr. Feldstein is presently a director of Bank America Corporation, Conrail Corporation and The John Hancock Mutual Life Insurance Company. Dr. Feldstein has been a director of the Corporation since 1993 and is a member of its Audit Committee.

     ROBERT B. PALMER

        Mr. Palmer, age 55, has been President and Chief Executive Officer of the Corporation since October 1992, and Chairman of the Board since May 1995. Mr. Palmer joined the Corporation in 1985 and served as Vice President, Semiconductor and Interconnect Technology until 1990, and as Vice President, Manufacturing, Logistics and Component Engineering from 1990 to 1992. From 1983 to 1985, he was Executive Vice President of Semiconductor Operations at Mostek Corporation ("Mostek"), a subsidiary of United Technologies Corporation. Mr. Palmer was a co-founder of Mostek, where he held a series of senior management positions prior to its acquisition in 1980 by United Technologies Corporation. Mr. Palmer has been a director of the Corporation since 1992 and is Chairman of the Strategic Direction Committee.

DIRECTORS SERVING A TERM EXPIRING AT THE 1997 ANNUAL MEETING (CLASS II
DIRECTORS)

     VERNON R. ALDEN

        Mr. Alden, age 72, was Chairman of the Board and Executive Committee of The Boston Company, Inc., a financial services company, from 1969 to 1978. He was President of Ohio University from 1962 to 1969. Mr. Alden is a director of Augat, Inc., Colgate-Palmolive Company, Intermet Corporation and Sonesta International Hotels Corporation. He is also a trustee of several cultural and educational organizations. He has been a director of the Corporation since 1959 and is a member of the Audit Committee and Nominating Committee.

     ROBERT R. EVERETT

        Mr. Everett, age 74, is an engineering consultant. He retired as President of the Mitre Corporation, a federal contract research center, in 1986. Mr. Everett has been a director of the Corporation since 1986 and is a member of the Compensation and Stock Option Committee and Strategic Direction Committee.

     THOMAS L. PHILLIPS

        Mr. Phillips, age 71, retired as Chairman of the Board and Chief Executive Officer of Raytheon Company ("Raytheon") in March 1991, having served as Chief Executive Officer since 1968, and as Chairman of the Board since 1975. He has been a director of Raytheon since 1962. Mr. Phillips is also a director of The John Hancock Mutual Life Insurance Company, SRA International, Inc., State Street Research and Management Co. and Knight-Ridder, Inc. Mr. Phillips has been a director of the Corporation since 1991. He is Chairman of the Compensation and Stock Option Committee and is a member of the Nominating Committee.

     DELBERT C. STALEY

        Mr. Staley, age 71 , was Chairman, Chief Executive Officer and a director of NYNEX Corporation ("NYNEX") from 1983 until his retirement in September 1989. He continued serving as a director of NYNEX and served as Chairman of NYNEX International Management Committee until October 1991. Mr. Staley is a director of The John Hancock Mutual Life Insurance Company and Polaroid Corporation. Mr. Staley has been a director of the Corporation since September 1993 and is a member of the Compensation and Stock Option Committee and Strategic Direction Committee.


SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

     Shown below is certain information as of August 14, 1995, with respect to beneficial ownership of shares of the Corporation's Common Stock and of Depositary Shares, each representing one-fourth of a share of the Corporation's
Series A 8 7/8% Cumulative Preferred Stock (the "Depositary Shares"), by each director (including the three nominees for Class III Directors), by each executive officer named in the Summary Compensation Table set forth on page 12 and by all directors and executive officers as a group. Unless otherwise indicated, the named person or members of the group possess sole voting and investment power with respect to the shares.

     BENEFICIAL OWNER                                 SHARES BENEFICIALLY OWNED
     ----------------                                 -------------------------
     Vernon R. Alden................................              49,502(1)(2)
                                                                   4,000(3)
     Philip Caldwell................................               6,200(1)
                                                                   6,706(4)
     Colby H. Chandler..............................              10,000(1)
                                                                   4,254(4)
     Arnaud de Vitry................................             113,260(1)(5)
     Frank P. Doyle.................................                   0(6)
     Robert R. Everett..............................               6,300(1)
                                                                   1,502(4)
     Kathleen F. Feldstein..........................               3,000(7)
     Thomas P. Gerrity..............................              15,000(8)
     Robert B. Palmer...............................             439,119(9)
     Thomas L. Phillips.............................               9,000(10)
     Delbert C. Staley..............................               4,000(11)
     Charles F. Christ..............................              70,975(12)
     Enrico Pesatori................................              53,250(13)
     John J. Rando..................................              47,722(14)
     William D. Strecker............................              77,845(15)
     All directors and executive officers as a group
       (21 persons).................................           1,057,443(16)

---------------
      (1) Includes 5,000 shares of Common Stock which the director has the right to acquire by exercise of a stock option granted pursuant to the Corporation's 1990 Stock Option Plan for Nonemployee Directors ("1990 Nonemployee Directors Plan").


      (2) Includes 22,873 shares of Common Stock held by Mr. Alden's wife, as to which shares Mr. Alden disclaims beneficial ownership.

      (3) Represents 4,000 Depositary Shares. These Depositary Shares represent less than 1% of the Corporation's issued and outstanding Depositary Shares and Preferred Stock.

      (4) Represents Common Stock units under the directors' deferred compensation plan described on pages 10 and 11. Under the plan, nonemployee directors may elect to defer receipt of all or a portion of their compensation in the form of Common Stock units. Common Stock units carry no voting rights.

      (5) Includes 104,660 shares of Common Stock held by Mr. de Vitry's wife, as to which shares Mr. de Vitry disclaims beneficial ownership.

      (6) Mr. Doyle was elected a Director of the Corporation on August 24,
1995.

      (7) Includes 2,000 shares of Common Stock which Dr. Feldstein has the right to acquire by exercise of a stock option granted pursuant to the Corporation's 1990 Nonemployee Directors Plan.

      (8) Includes 3,000 shares of Common Stock which Dr. Gerrity has the right to acquire by exercise of a stock option granted pursuant to the Corporation's 1990 Nonemployee Directors Plan.

      (9) Includes 417,900 shares of Common Stock which Mr. Palmer has the right to acquire by exercise of stock options, 199,050 of which are subject to restrictions on disposition which lapse over time. Also includes 13,375 shares awarded as restricted stock under the Corporation's 1990 Equity Plan.

     (10) Includes 4,000 shares of Common Stock which Mr. Phillips has the right to acquire by exercise of a stock option granted pursuant to the Corporation's 1990 Nonemployee Directors Plan.

     (11) Includes 2,000 shares of Common Stock which Mr. Staley has the right to acquire by exercise of a stock option granted pursuant to the Corporation's 1990 Nonemployee Directors Plan.

     (12) Consists of 63,800 shares of Common Stock which Mr. Christ has the right to acquire by exercise of stock options, 36,800 of which are subject to restrictions on disposition which lapse over time. Also includes 7,125 shares of Common Stock awarded as restricted stock under the Corporation's 1990 Equity Plan.

     (13) Includes 37,750 shares of Common Stock which Mr. Pesatori has the right to acquire by exercise of stock options, 18,000 of which are subject to restrictions on disposition which lapse over time. Also includes 15,500 shares of Common Stock awarded as restricted stock under the Corporation's 1990 Equity Plan.

     (14) Includes 42,875 shares of Common Stock which Mr. Rando has the right to acquire by exercise of stock options, 13,505 of which are subject to restrictions on disposition which lapse over time. Also includes 3,375 shares of Common Stock awarded as restricted stock under the Corporation's 1990 Equity Plan.

     (15) Includes 68,000 shares of Common Stock which Mr. Strecker has the right to acquire by exercise of stock options, 22,450 of which are subject to restrictions on disposition which lapse over time. Also includes 2,185 shares of Common Stock held by Mr. Strecker's wife, as to which shares Mr. Strecker disclaims beneficial ownership. In addition, includes 6,250 shares awarded as restricted stock under the Corporation's 1990 Equity Plan.

     (16) The group is comprised of the executive officers named in the Summary Compensation Table on page 12 and those persons who were directors and executive officers of the Corporation on August 14, 1995 and Mr. Doyle, who was elected a director of the Corporation on August 24, 1995. Mr. Doyle did not beneficially own any shares of the Corporation's Common Stock nor any rights to acquire such stock by exercise of stock options on either August 14, 1995 or August 24, 1995. Includes 754,775 shares of Common Stock which the directors and executive officers as a group have the right to acquire by exercise of stock options granted under the Corporation's stock plans, 321,825 of which are subject to restrictions on disposition which lapse over time. In addition, includes 130,474 shares held by family members of officers or directors, as to which shares the applicable officer or director disclaims beneficial ownership. Also includes 64,375 shares awarded as restricted stock under the Corporation's 1990 Equity Plan. Excludes 4,000 Depositary Shares held by such directors and executive officers. The 1,057,443 shares held by all directors and executive officers as a group would represent approximately .7% of the Corporation's issued and outstanding Common Stock, assuming exercise of the stock options.


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth as of the recent most practicable date as to the group, who to the knowledge of management, beneficially owned more than 5% of the shares of Common Stock of the Corporation.

                                                      AMOUNT AND
                                                      NATURE OF
                                                      BENEFICIAL         PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                  OWNERSHIP            CLASS
------------------------------------                  ----------         ----------
FMR Corp. ..........................................  18,673,510(1)(2)      13.08%(2)
  82 Devonshire Street
  Boston, Massachusetts 02109

---------------
     (1) FMR Corp. disclaims beneficial ownership of 132,400 of such shares held by Fidelity
International Limited ("FIL"). Prior to June 30, 1980, FIL was a majority-owned subsidiary of FMR Corp. On that date, the shares of FIL held by Fidelity were distributed as a dividend to the shareholders of FMR Corp. FIL currently operates as an entity independent of FMR Corp.

     (2) Represents the number of shares beneficially owned and the percent of class as of
December 31, 1994.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Philip Caldwell, who is retiring from the Board of Directors on November 9, 1995, is Senior Managing Director of Lehman Brothers, one of the Corporation's investment bankers. Lehman Brothers performs financial and investment banking services for the Corporation for which it receives usual and customary compensation. Mr. Caldwell's son-in-law is a middle management employee of the Corporation and receives the usual and customary compensation for the position he serves.

COMMITTEES OF THE BOARD

     The Board of Directors has an Audit Committee, a Compensation and Stock Option Committee, a Nominating Committee and a Strategic Direction Committee. The Audit Committee selects the independent auditors to be employed by the Corporation, subject to ratification by the Corporation's stockholders, reviews generally the internal and external audit plans and the results thereof, and reviews generally the Corporation's internal controls with the internal and external auditors. The members of the Audit Committee are Mr. Caldwell, Chairman, and Mr. Alden, Mr. Chandler and Dr. Feldstein.

     The Compensation and Stock Option Committee reviews and recommends to the Board the compensation of directors, reviews the compensation of senior management and reviews and recommends to the Board the adoption of any compensation plans in which directors and officers are eligible to participate. The Committee also administers and interprets the Corporation's stock plans and, subject to the provisions of the plans, selects the employees who are to participate in such plans and determines the terms of their participation. The members of the Compensation and Stock Option Committee are Mr. Phillips, Chairman, and Mr. Everett, Dr. Gerrity and Mr. Staley.

     The Nominating Committee is responsible for nominations to the Board of Directors. The members of the Nominating Committee are Mr. de Vitry, Chairman, and Messrs. Alden, Chandler, and Phillips. The Nominating Committee will consider highly qualified candidates proposed in writing by stockholders. Stockholders who wish to propose a nomination should submit the person's name and background information to the Clerk of the Corporation.

     The Strategic Direction Committee reviews and makes recommendations to the Board on alternative strategic initiatives for the Corporation, taking into account competitive and industry factors, technical developments, corporate goals and the corporate resources necessary to implement alternative initiatives. The members of the Strategic Direction Committee are Mr. Palmer, Chairman, and Mr. Everett, Dr. Gerrity and Mr. Staley.

     The Board of Directors held twelve meetings during the fiscal year ended July 1, 1995, the Audit Committee met five times, the Compensation and Stock Option Committee met six times, the Nominating Committee met two times and the Strategic Direction Committee met two times. All directors attended more than 75% of the total number of meetings of the Board and the committees on which they serve.

COMPENSATION OF DIRECTORS

     Each director who is not also an employee of the Corporation received a retainer of $25,000 for his or her services during the fiscal year ended July 1, 1995, plus $1,000 for each Board meeting and each committee meeting attended. Directors are also reimbursed for out-of-pocket expenses incurred in attending Board and committee meetings.

     Directors may defer all or any part of their retainer or meeting fees pursuant to a deferred compensation plan. Pursuant to the plan, nonemployee directors of the Corporation may elect to defer receipt of all or a specified portion of their compensation in the form of cash, with an interest rate related to Treasury bills, or in the form of units, the value of each unit initially being equal to the fair market value of one share of the Common Stock of the Corporation on the date the compensation being deferred would otherwise be payable. The plan provides that compensation deferred under the plan, whether in the form of cash or units, will be paid out in cash after termination of service as a director. Directors may elect that compensation so deferred be paid out in a lump sum or in up to ten annual installments. Payment of compensation deferred under the plan commences in January of the year following the year in which service as a director terminates.

     Pursuant to a retirement plan for nonemployee directors adopted in May 1987, each nonemployee director of the Corporation on the date of adoption of the plan, and every other nonemployee director who is 70 years of age or older and who has completed at least five years of service on the Board is entitled upon termination of service to an annualized benefit for life which is equal to the annual retainer for nonemployee directors in effect on the date of termination of service. The plan also provides for coordinated disability benefits for all nonemployee directors equal to the annual retainer in effect on the date of total disability. Effective upon and subject to adoption of the 1995 Stock Option Plan for Nonemployee Directors described below, only those individuals who commenced service as a director prior to January 1, 1995 will be entitled to participate and receive benefits under this Plan.

     Each nonemployee director of the Corporation also participates in the 1990 Stock Option Plan for Nonemployee Directors ("1990 Nonemployee Directors Plan"), which provides for a one-time grant of an option to purchase 5,000 shares of the Corporation's Common Stock at a price per share equal to 100% of the fair market value of the stock on the date of grant. Eligibility for and the grant of options under the 1990 Nonemployee Directors Plan is automatic in nature, occurring as of the date of commencement of service as a nonemployee director. The options become exercisable at the rate of 20% per year beginning on the first anniversary of the date the director begins service, with credit given for all past service by directors who were serving as of the date of approval of the 1990 Nonemployee Directors Plan. The options expire ten years from the date of grant, unless terminated earlier in accordance with the terms of the Plan. The 1990 Nonemployee Directors Plan authorizes the issuance of a maximum of 100,000 shares of Common Stock.

     Upon approval by the stockholders, the 1995 Stock Option Plan for Nonemployee Directors (the "1995 Nonemployee Directors Plan") will replace the 1990 Nonemployee Directors Plan. Upon such approval, the 1995 Nonemployee Director Plan provides that annually, on the date of the Annual Meeting of Stockholders, (i) each director who commenced service as a director of the Corporation prior to January 1, 1995 and whose service as a director will continue after such Annual Meeting, would receive an option to purchase 1,000 shares of the Corporation's Common Stock at a price equal to 100% of the fair market value of the Corporation's Common Stock on the date of grant and (ii) any director who commences service as a director of the Corporation after January 1, 1995 and whose service as a director will continue after such Annual Meeting would receive an option to purchase 2,500 shares of the Corporation's Common Stock at a price equal to 100% of the fair market value of the Corporation's Common Stock on the date of grant. The options become exercisable at the rate of 33% on the first and second anniversaries of the date of grant and 34% on the third anniversary of the date of grant. See "Proposal to Approve the 1995 Stock Option Plan for Nonemployee Directors."


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The Summary Compensation Table shows compensation for the Chief Executive Officer and the four other most highly compensated executive officers for the fiscal year ended July 1, 1995.

                                     ANNUAL COMPENSATION             LONG-TERM COMPENSATION AWARDS
                             -----------------------------------  ------------------------------------
                                                       OTHER      RESTRICTED                  ALL
                                                      ANNUAL        STOCK        STOCK       OTHER
      NAME AND                SALARY      BONUS    COMPENSATION     AWARDS      OPTIONS   COMPENSATION
 PRINCIPAL POSITION   YEAR     ($)         ($)        ($) (4)        ($)          (#)       ($) (6)
--------------------- ----   --------    --------  -------------  ----------    --------  ------------
Robert B. Palmer..... 1995   $900,016    $375,000(3)  $     0      $399,609(5)  300,000     $      0
  Chairman of the     1994    900,016           0           0             0     120,000            0
  Board, President,   1993    738,469(1)        0           0             0     345,000        9,000
  Chief Executive
  Officer(1)
Charles F. Christ.... 1995    425,006     175,000(3)        0       338,859(5)  135,000 (7)        0
  Vice President      1994    315,016           0           0             0      60,000            0
                      1993    306,654           0     106,259             0      30,000            0
Enrico Pesatori...... 1995    650,000     220,000(3)   31,919       191,813(5)  150,000 (7)
  Vice President(2)   1994    569,242           0     116,899       195,620(9)   75,000            0
                      1993    228,468(2)  100,000(8)   86,913       350,000(9)   30,000            0
John J. Rando........ 1995    348,089     175,000(3)        0       143,859(5)  125,000 (7)        0
  Vice President      1994    259,052           0           0             0      50,000            0
                      1993    173,274      40,000           0             0      19,250            0
William D.
  Strecker........... 1995    450,008     110,000(3)        0        95,906(5)   60,000 (7)        0
  Vice President      1994    427,891           0           0             0      50,000            0
                      1993    357,704      60,000           0             0      29,000       13,500

---------------
     (1) Mr. Palmer was elected President and Chief Executive Officer of the Corporation effective October 1, 1992.
Salary reflected in the table includes compensation paid to Mr. Palmer in all capacities during fiscal year 1993.

     (2) Mr. Pesatori joined the Corporation in March 1993. Mr. Pesatori's reported salary for fiscal year 1993 reflects the salary earned during the portion of such fiscal year that he was employed by the Corporation.

     (3) Represents a cash bonus earned by such individual in fiscal year 1995 and paid during the first quarter of fiscal year 1996.

     (4) Represents customary one-time relocation and allowance payments to executives joining the Corporation. Mr.
Pesatori's compensation for each of the fiscal years ended July 1,


1995 and July 2, 1994 includes 20% of the original principal amount of a $150,000 loan from the Corporation, and for each fiscal year, accrued interest, which amounts were forgiven.

     (5) Represents the dollar value on August 14, 1995, the award date, of an award to such individual of restricted Common Stock (i) in recognition of the significant effort expended during fiscal year 1995 to improve the Corporation's financial performance and (ii) to provide an additional incentive for such executive officer to remain with the Corporation. On such date, the fair market value of the Common Stock was $42.625. Each of Messrs. Palmer, Christ, Pesatori, Rando and Strecker were granted 9,375, 3,375, 4,500, 3,375 and 2,250 shares of restricted Common Stock, respectively. Restrictions with respect to 50% of these shares will lapse on February 14, 1996 and the remaining restrictions will lapse on February 14, 1997. In the case of Mr. Christ, also represents the dollar value on October 7, 1994, the award date, of an award of 7,500 shares of restricted Common Stock. On such date, the fair market value of the Common Stock was $26.00. Restrictions with respect to 50% of these shares lapsed on April 7, 1995 and the remaining restrictions will lapse on October 7, 1995. Mr. Christ actually held 3,750 shares of restricted stock at the end of fiscal year 1995. The value of these shares at June 30, 1995, the last business day of the fiscal year, was $152,344. If the Corporation were to begin to pay dividends on its Common Stock, holders of restricted Common Stock would receive cash dividends on the shares of restricted Common Stock held by them. The amount ultimately realized by any named executive officer in respect of restricted Common Stock depends upon the value of the Corporation's Common Stock when the executive officer sells the shares, which can only occur after the restrictions lapse.

     (6) With respect to Messrs. Palmer and Strecker, consists of cash received at the rate of $3.00 per unexercised option share in exchange for cancellation of stock options granted during fiscal year 1988 at an exercise price of $153.00 per share.

     (7) Shortly after the end of the fiscal year, on August 14, 1995, each of Messrs. Christ, Pesatori, Rando and Strecker were granted options to purchase 125,000, 150,000, 125,000 and 60,000 shares, respectively, of the Corporation's Common Stock. See "Option/SAR Grants in Last Fiscal Year."

     (8) The Corporation agreed to pay this amount to Mr. Pesatori as an inducement for his commencing employment with the Corporation. See "Employment Arrangements."

     (9) The amount shown for Mr. Pesatori for fiscal year 1994 represents the dollar value on the date of grant of 10,000 shares of restricted Common Stock awarded to Mr. Pesatori during fiscal year 1994. The restrictions with respect to 50% of these shares lapsed December 16, 1994 and the remaining restrictions will lapse on December 16, 1995. The amount shown for

Mr. Pesatori for fiscal year 1993 represents the dollar value on the date of grant of 10,000 shares of restricted Common Stock awarded to Mr. Pesatori during fiscal year 1993. Mr. Pesatori actually held 11,000 shares of restricted stock at the end of fiscal year 1995. The value of these shares at June 30, 1995, the last business day of the fiscal year, was $446,875. If the Corporation were to begin to pay dividends on its Common Stock, holders of restricted Common Stock would receive cash dividends on the shares of restricted Common Stock held by them. The amount ultimately realized by any named executive officer in respect of restricted Common Stock depends upon the value of the Corporation's Common Stock when the executive officer sells the shares, which can only occur after the restrictions lapse.


OPTION/SAR GRANTS IN LAST FISCAL YEAR

     The following table shows information regarding grants of stock options during the fiscal year ended July 1, 1995 to the named executive officers and also includes grants of stock options to the named executive officers on August
14, 1995. The Corporation did not grant any stock appreciation rights during fiscal year 1995 nor during the period from the end of such fiscal year through August 14, 1995.

                                                                               POTENTIAL REALIZABLE
                                                                                 VALUE AT ASSUMED
                            INDIVIDUAL GRANTS                                 ANNUAL RATES OF STOCK
--------------------------------------------------------------------------      PRICE APPRECIATION
                                         % OF TOTAL   EXERCISE                      FOR OPTION
                                        OPTIONS/SARS  OR BASE                       TERM(2)(3)
                           OPTIONS/SARS  GRANTED TO    PRICE    EXPIRATION  --------------------------
NAME                         GRANTED    EMPLOYEES(5)   ($/SH)      DATE        5%($)         10%($)
----                       ------------ ------------ ---------- ----------  ------------  ------------
Robert B. Palmer...........    300,000(1)    4.2       $48.187    8/20/05   $  9,376,361  $ 23,930,921
Charles F. Christ..........     10,000(1)    0.1         26.00     1/5/05        168,638       430,409
                               125,000(4)    1.7        42.625    8/14/05      3,350,829     8,491,659
Enrico Pesatori............    150,000(4)    2.1        42.625    8/14/05      4,020,995    10,189,991
John J. Rando..............    125,000(4)    1.7        42.625    8/14/05      3,350,829     8,491,659
William D. Strecker........     60,000(4)    0.8        42.625    8/14/05      1,608,398     4,075,996
All Stockholders(3)........                                                  5.6 billion  12.8 billion

---------------

     (1) Stock option granted under the Corporation's 1990 Equity Plan at an exercise price equal to the fair market value of the Corporation's Common Stock on the date of grant. The option has a term of ten years and
90 days and becomes exercisable ratably over three years from date of grant.


     (2) Amounts reported in these columns represent amounts that may be realized upon exercise of the options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation on the Corporation's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Corporation's estimates of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercise and sale of the shares and the future performance of the Corporation's Common Stock. There can be no assurances that the rates of appreciation assumed in this table can be achieved or that the amounts reflected will be received by the individuals.

     (3) The amounts shown as potential realizable values for all stockholders represent the corresponding increases from June 30, 1995, the last business day of the fiscal year, in the market value of 149,777,573 shares of the Corporation's Common Stock outstanding on such date.

     (4) Represents stock options granted to each of Messrs. Christ, Pesatori, Rando and Strecker on August 14, 1995 under the Corporation's 1990 Equity Plan at exercise prices equal to the fair market value of the Corporation's Common Stock on the date of grant. These options each have a term of ten years and become exercisable ratably over three years from the date of grant.

     (5) Reflects percentage of total options granted to all employees from July 3, 1994 through August 14, 1995.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

     The following table summarizes for each of the named executive officers the number of stock options, if any, exercised during the fiscal year ended July 1, 1995, the aggregate dollar value realized upon exercise, and the dollar value of in-the-money, unexercised options held at July 1, 1995. None of the named executive officers hold any SARs. Value realized upon exercise is the difference between the fair market value of the underlying stock on the exercise date and the exercise price of the option. The value of unexercised, in-the-money options at fiscal year-end is the difference between the exercise price and the fair market value of the underlying stock on June 30, 1995, the last business day of the fiscal year. The closing price of the Corporation's Common Stock on the New York Stock Exchange on such date was $40.625.

                                                      NUMBER OF UNEXERCISED          VALUE OF UNEXERCISED
                          NUMBER OF                      OPTIONS/SARS AT            IN-THE-MONEY OPTIONS/
                            SHARES                         FY-END (#)                 SARS AT FY-END ($)
                          UNDERLYING    VALUE    -------------------------------  ---------------------------
                         OPTIONS/SARS  REALIZED                  RESTRICTED/                     RESTRICTED/
NAME                     EXERCISED(#)    ($)     EXERCISABLE   UNEXERCISABLE(1)   EXERCISABLE   UNEXERCISABLE
----                     ------------  --------  -----------  ------------------  -----------   -------------
Robert B. Palmer.........         0    $      0    205,600          632,700         $837,495     $1,693,547
Charles F. Christ........         0           0     44,200           99,800(2)       423,297        992,983(2)
Enrico Pesatori..........    12,000     120,324     24,750           68,250(2)       521,309      1,058,416(2)
John J. Rando............         0           0     28,990           47,385(2)       350,970        705,611(2)
William D. Strecker......         0           0     44,100           87,400(2)       350,240        706,286(2)

---------------
     (1) A portion of these options represent immediately exercisable restricted stock options, with restrictions on disposition of the underlying shares lapsing ratably over periods of three to ten years from date of grant. The number of underlying shares subject to such options on July 1, 1995 for the named executive officers is as follows: Mr. Palmer, 212,300; Mr. Christ, 19,600;
Mr. Pesatori, 18,000; Mr. Rando, 13,885 and Mr. Strecker, 23,900. 40,000, 30,000 and 30,000 of the remaining options held by Messrs.
Palmer, Christ and Strecker, respectively, were granted during fiscal year 1992 and become exercisable at the rate of 20% per year but may not be exercised unless and until the Corporation's stock price averages at least $100 over 90 consecutive trading days. The remaining options held by Messrs. Palmer, Christ, Pesatori, Rando and Strecker were granted during fiscal years 1994 and 1995 and become exercisable ratably over three years.

     (2) Does not include options granted to such executive officers on August 14, 1995. See "Summary Compensation Table" and
"Option/SAR Grants in Last Fiscal Year."


PENSION PLANS

     The Corporation and its subsidiaries have pension plans covering substantially all of their employees. Benefits under the Corporation's defined benefit pension plan (the "Pension Plan") for its U.S. employees are based upon the employee's earnings during service with the Corporation and are payable after retirement in the form of annuities or lump sum benefits. The annual amount payable upon retirement at age 65 is, in general, 1.5% of the aggregate amount of the participant's compensation earned on and after July 1, 1989. Those persons who were active participants on July 1, 1989, or who later become active participants credited with prior service, are also eligible to receive 1.5% of the average of the participant's annual compensation between July 1, 1984 and July 1, 1989, multiplied by the number of years of accredited service prior to July 1, 1989. For purposes of calculating a participant's pension benefit, annual compensation is currently limited to $150,000, subject to adjustment to reflect cost of living increases. A participant's annual pension may not exceed the lesser of the maximum allowable dollar limit, or 100% of the participant's average compensation for the participant's three highest paid consecutive years of service with the Corporation.

     The Digital Equipment Corporation Restoration Pension Plan (the "Restoration Plan"), adopted effective as of May 1, 1992, compensates the Corporation's employees for reductions in the benefits calculated under the Pension Plan due to legislative and regulatory limitations. The Restoration Plan, which is a non-qualified plan under the Internal Revenue Code of 1986, as amended, and which is unfunded, provides additional retirement compensation equal to the difference between the benefit a participant would receive under the Pension Plan without the legislative and regulatory limitations and the benefit actually payable to the participant under the Pension Plan.

     Estimated annual retirement benefits payable as a straight life annuity under the Pension Plan and Restoration Plan at age 65 based on projected compensation and continued employment for the following individuals would be:
Mr. Palmer, $194,641; Mr. Christ, $75,549; Mr. Pesatori, $114,260; Mr. Rando,
$196,200; and Mr. Strecker, $183,394.

EMPLOYMENT ARRANGEMENTS

     In connection with his offer of employment in 1993, the Corporation (i) agreed to pay Mr. Pesatori a base salary of $550,000 a year, which was subsequently increased to $650,000 in recognition of his assumption of additional responsibilities; (ii) awarded Mr. Pesatori 10,000 shares of restricted Common Stock with restrictions on disposition lapsing over five years and granted him a restricted stock option with respect to 30,000 shares of Common Stock at an exercise price of $35.00 per share, with restrictions lapsing ratably over five years, (iii) agreed to pay Mr. Pesatori a guaranteed bonus of $100,000 at the end of fiscal 1993 as an inducement for his commencing employment with the Corporation; and (iv) loaned Mr. Pesatori $150,000 for the purchase of a principal residence in connection with his relocation to the Boston area. If Mr. Pesatori were no longer to be employed by the Corporation, such loan would bear interest at the minimum rate necessary to avoid imposition of interest income under the United States Internal Revenue Code of 1986, as amended. The loan is secured by a subordinated second mortgage. One-fifth of the original principal amount of the loan was forgiven on each of February 3, 1994 and February 3, 1995, and an additional one-fifth of the original principal amount of the loan will be forgiven on each anniversary thereof if Mr. Pesatori is still employed by the Corporation on each such date. In the event Mr. Pesatori's employment is terminated without cause within the first four years of his employment with the Corporation, he would receive his then current salary for twenty-four months unless he were to accept employment with a competitor of the Corporation.

STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the five-year return for the Corporation's Common Stock against the Standard & Poor's ("S&P") 500 Stock Index and the S&P Computer Systems Index. The graph assumes $100 was invested on June 30, 1990 in the Corporation's Common Stock and $100 was invested at that time in each of the S&P indexes. The comparative data assumes that all dividends, if any, were reinvested.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

        DIGITAL EQUIPMENT CORPORATION, S&P 500, AND S&P COMPUTER SYSTEMS

                                PLOTTED DATA
          ----------------------------------------------------
           DIGITAL EQUIPMENT                      S&P COMPUTER
 FY           CORPORATION         S&P 500           SYSTEMS
 --        -----------------      -------         ------------
1990              $100              $100              $100
1991              $ 70              $107              $ 85
1992              $ 41              $122              $ 86
1993              $ 48              $138              $ 58
1994              $ 22              $140              $ 62
1995              $ 48              $177              $103



                    COMPENSATION AND STOCK OPTION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation and Stock Option Committee (the "Committee") of the Board of Directors is composed of four independent non-employee directors. The Committee is responsible for approving executive officer compensation and for administering the cash incentive and equity participation plans that govern the variable compensation paid to senior management of the Corporation. The following report describes the Corporation's executive compensation practices and the actions of the Committee regarding compensation paid to executive officers for fiscal year 1995.

     The Corporation's executive compensation programs are designed to link the level of executive compensation to corporate, organizational and individual performance, and to variations in shareholder value. In addition, these programs are intended to motivate executives to improve the Corporation's financial performance and to make executives accountable for the performance of the business units or functions for which they are responsible. It is also a goal of these programs to attract and retain talented executives. The Corporation's compensation philosophy provides that variable short and long-term incentive compensation, particularly stock options, will constitute a significant portion of executive compensation.

     The Committee's compensation decisions and awards for fiscal year 1995 generally were weighted toward vehicles which would provide incentives for executives to improve the Corporation's financial performance and link the level of executive compensation to variations in shareholder value. As in past years, the Committee reviewed the total compensation of executive officers relative to the compensation of executives of large and competitor companies, including companies in the Standard & Poor's Computer Systems Index, others in the Corporation's industry and select cross-industry "Fortune 100" companies, all of which shall be referred to as the "Comparison Group." The Committee also reviewed each executive officer's performance and the performance of the business unit or function for which such officer was responsible.

     The Corporation's standard executive compensation program consists of three major elements: base salary, short-term cash and other incentives and long-term incentives in the form of fair market value stock options. The Committee combines these elements to address the following objectives:

- attract and retain talented executives by paying them a competitive base salary;

- reward targeted and superior corporate, organizational and individual performance through cash and other short-term incentives;

- motivate and encourage performance that increases shareholder value and contributes to the future success of the Corporation through grants of stock options.

          Base Salaries. Base salary levels are determined relative to external market and Comparison Group practices, the internal scope and impact of the job, the overall performance of the Corporation and the performance of the business unit or function for which the executive officer is responsible. Whereas the Corporation strives to set base salary levels at the competitive median to attract and retain key talent and from time to time adjusts the salaries of executive officers to achieve these objectives, the Corporation's compensation philosophy is to reward individual performance principally through short and long-term incentives rather than permanent increases to base salary.

          Mr. Rando's salary was increased during fiscal year 1995 in order to bring his salary in line with competitive salary ranges for his position. No other named executive officer received a salary increase in fiscal year 1995.

          Cash Incentives. The purpose of the Corporation's Cash Incentive Plan is to motivate and reward participants, including executive officers, relative to corporate, organizational and individual performance for any given year. The program for fiscal year 1995 provided for cash awards based partly on achievement of corporate-wide financial objectives related to operating income and partly on meeting performance targets and objectives established at the beginning of fiscal year 1995 for the business organization or function for which the executive officer or other participant was responsible. The Corporation achieved a level of corporate-wide performance necessary to pay bonuses under the Plan. The cash bonus awards listed in the Summary Compensation Table above reflect payouts under the Cash Incentive Plan which correspond to the level of corporate, organizational and individual performance achieved. In setting the level of payout for executive officers, the Committee considered multiple factors, including achievement of stated financial objectives.

          Equity Participation Plans. Stock options continue to be a major component of the Corporation's compensation strategy because this compensation vehicle closely aligns the interests of management with those of stockholders. Stock options are periodically granted to executive officers based on an assessment of each officer's potential to contribute to the future success of the Corporation and relative to practices of companies in the Comparison Group. In determining the size and vesting schedules of these grants, the Committee considered the challenges facing the Corporation as it implements its restructuring plan and improves financial performance, as well as the practices of companies in the Comparison Group. Consistent with its articulated compensation philosophy, shortly after the end of the fiscal year, the Corporation granted to all executive officers, including each of the named executive officers, incentive and non-qualified stock options, with a ten-year term, that become exercisable ratably over three years at an exercise price equal to the fair market value of the Common Stock on the date of grant.

          The Corporation periodically awards a small number of individuals, including certain executive officers, restricted stock in recognition of outstanding performance. Restricted stock awards also have been used and may continue to be used to attract and retain certain key individuals. Executive officers, including the named executive officers as reflected and described in the Summary Compensation Table and footnotes above, received restricted stock awards after the close of the fiscal year, in recognition of the significant individual and team effort expended by each such executive officer to improve the Corporation's financial performance and to provide additional incentive for such executive officer to remain with the Corporation.

     Chief Executive Compensation. Mr. Palmer's annual base salary for fiscal year 1995 remained at $900,000. As noted in the Summary Compensation Table, Mr. Palmer also participates in the Cash Incentive Plan and received a cash award under the plan. In addition, Mr. Palmer received a restricted stock award after the close of the fiscal year, as reflected in the Summary Compensation Table, in recognition of his personal effort in leading the Corporation's management team in their efforts to improve the Corporation's financial performance and in setting a direction for the future.

     The Committee believes that the total compensation package for the Chief Executive Officer should provide significant incentives to improve corporate performance and increase shareholder value. Accordingly, coincident with his election as Chairman in May 1995, Mr. Palmer was awarded a stock option to purchase 300,000 shares of the Corporation's

Common Stock, at an exercise price equal to the fair market value of the Common Stock on the date of grant and exercisable ratably over three years. In determining the size and vesting schedule of Mr. Palmer's grant, the Committee considered the challenges facing the Chief Executive Officer as he leads the Corporation and its management team in their efforts to achieve sustainable improved financial performance. The Committee also considered the practices of companies in the Comparison Group.

     The Committee periodically reviews Mr. Palmer's total compensation, as well as the components thereof, with an outside compensation consultant. The Committee believes that Mr. Palmer's total compensation is appropriate, taking into account the significance of his responsibilities, the performance of the Corporation and the compensation of chief executive officers of companies within the Comparison Group.

     Compensation Deductibility. The Committee has reviewed the potential consequences for the Corporation of Internal Revenue Code section 162(m), which imposes a limit on tax deductions for annual compensation in excess of one million dollars paid to any of the five most highly compensated executive officers of a corporation. This provision excludes certain forms of "performance-based compensation" from the compensation taken into account for purposes of that limit, such as the value of stock options and restricted stock awards granted under the Corporation's 1990 Equity Plan, or, if approved by the stockholders, the proposed 1995 Equity Plan. Payments under the Corporation's Cash Incentive Plan are not so excluded. Section 162(m) had no impact on the Corporation's consolidated results of operations for fiscal year 1995. The Committee will continue to monitor the impact of this provision on the Corporation.

     Compensation and Stock Option Committee:

          Thomas L. Phillips, Chairman
          Robert R. Everett
          Thomas P. Gerrity
          Delbert C. Staley

                    PROPOSAL TO APPROVE THE 1995 EQUITY PLAN

     On August 24, 1995, the Board of Directors adopted the Digital Equipment Corporation 1995 Equity Plan (the "1995 Plan"), subject to stockholder approval. Upon approval by the stockholders, the 1995 Plan will replace the Corporation's 1990 Equity Plan as the Corporation's principal equity incentive plan for key employees of the Corporation and its subsidiaries.

The 1990 Plan is scheduled to expire December 31, 1995. The 1995 Plan is intended to advance the interests of the Corporation and its stockholders by providing equity-based incentives to better align the interests of key employees with those of stockholders, and to attract, retain and motivate such employees.

     The 1995 Plan authorizes the grant of awards from the date of its adoption by the Board of Directors until December 31, 1998, subject to approval of the 1995 Plan by the stockholders prior to August 24, 1996.

DESCRIPTION OF PROPOSED PLAN

     The following summary description is qualified in its entirety by reference to the full text of the 1995 Plan, which is attached to this Proxy Statement as Exhibit A.

  AVAILABLE SHARES

     Subject to adjustment for stock dividends, stock splits and similar events, the maximum number of shares of the Corporation's Common Stock available for grants of awards under the 1995 Plan will be (i) until June 29, 1996, the maximum number of shares available for issuance under the Corporation's 1990 Equity Plan (the "1990 Plan") as of the date of approval of the 1995 Plan by the Corporation's stockholders, plus any shares of Stock subject to Awards under the 1990 Equity Plan that expire unexercised or are forfeited, terminated, canceled (in whole or in part), or in any other manner not issued to an Employee at any time ("Carryover Shares") and (ii) for each fiscal year subsequent to the fiscal year ending June 29, 1996, but prior to the beginning of the fiscal year commencing on June 28, 1998, the Carryover Shares, plus 2% of the issued shares of the Corporation's Common Stock (including treasury shares) as of the first day of such fiscal year, plus any Stock tendered to the Corporation as full or partial payment for the exercise of any option under the 1990 Plan or the Plan and the payment of any withholding taxes arising therefrom. As of August 14, 1995, under the 1990 Plan, there were 2,755,823 shares available for additional grants of awards, 13,260,406 shares subject to outstanding options, and 805,710 shares of restricted stock outstanding. On such date, the fair market value of the Common Stock was $42.625 per share. No more than 5,000,000 shares of Stock shall cumulatively be available for the issuance of ISOs (as defined below) under the Plan, nor shall more than 1,000,000 shares of Stock be cumulatively available for grant pursuant to Restricted Stock Awards, Unrestricted Stock Awards and Stock Unit Awards (as defined below). As of August 14, 1995, 2% of the issued shares of the Corporation's Common Stock equaled 3,015,084 shares. No employee may be granted, during any fiscal year commencing July 2, 1995, awards under the 1995 Plan relating to, in the aggregate, more than 1,000,000 shares of Common Stock.

     Under the 1995 Plan, all shares of Common Stock available for grants of awards in any fiscal year (or portion thereof) that are not used in the grant of awards in such fiscal year will be available for use in subsequent years. Shares subject to any unexercised or undistributed portion of any terminated, expired or forfeited award also will be available for future award under the 1995 Plan.

  ADMINISTRATION

     The 1995 Plan will be administered by the Compensation and Stock Option Committee of the Board of Directors (the "Committee") consisting of not fewer than two members of the Board of Directors, none of whom is an employee of the Corporation. Subject to the terms of the 1995 Plan, the Committee will have the authority to establish rules for the administration of the Plan; to select the employees to whom awards are granted; to determine the type of awards to be granted and the number of shares covered by such awards; to set the terms and conditions of such awards; and to determine whether any option granted shall be an incentive stock option ("ISO") or a non-qualified stock option ("NQO"). The Committee's authority to take certain actions under the 1995 Plan will include authority to accelerate payment or vesting under, or waive the restrictions applicable to, any 1995 Plan award. The Board of Directors may also establish a committee of one or more members of the Corporation's Board of Directors who are also officers of the Corporation for the purposes of administering grants of awards under the 1995 Plan to employees who are not subject to the provisions of
Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  ELIGIBILITY

     Employees, including officers, of the Corporation or any of its subsidiaries are eligible to receive awards under the 1995 Plan. Directors who are also employees are eligible to receive awards if they are not members of the Committee. Awards may be granted to the same employee on more than one occasion.

  STOCK OPTIONS

     The 1995 Plan permits the granting of stock options that qualify as ISOs under the Code and those that do not so qualify, NQOs. The exercise price of each option is determined by the Committee, but cannot be less than the fair market value of the stock on the date of grant. The Committee has the discretion to establish as the grant date of an option the date on which Committee action approving the option is taken, or any later date specified by the Committee.

     Options may be exercised by payment in full of the purchase price in cash, or by delivery of an assignment to the Corporation of the proceeds from the sale of Common Stock acquired upon exercise together with an authorization to the broker or selling agent to pay that amount to the Corporation. At the discretion of the Committee, the exercise price of options may be paid in whole or in part by the tendering of unrestricted shares of Common Stock of the Corporation having a fair market value on the exercise date equal to the exercise price.

     The Committee will determine at what time or times options may be exercised, the term of each option, provided that the term may not exceed ten years, and the restrictions, if any, applicable to options or the shares of Common Stock subject to such options.

  STOCK APPRECIATION RIGHTS

     The 1995 Plan authorizes the grant of stock appreciation rights ("SARs") which entitle the recipient upon exercise to receive with respect to each share of Common Stock to which the SAR relates, an amount, in cash or restricted or unrestricted Common Stock, or a combination thereof (at the Committee's discretion) equal to the appreciation, if any, in the fair market value per share of the Corporation's Common Stock from the date of grant of the SAR to the date of its payment or settlement. The award price is determined by the Committee and cannot be less than the fair market value per share of the Corporation's Common Stock on the date the SAR is granted.

  RESTRICTED STOCK AND UNRESTRICTED STOCK

     The 1995 Plan authorizes the Committee to award to recipients shares of Common Stock subject to restrictions ("Restricted Stock Awards"), as well as shares of Common Stock which are free from any restrictions ("Unrestricted Stock Awards"). Common Stock issued pursuant to such awards may be acquired without payment to the Corporation, consistent with applicable state law. Holders of Restricted Stock Awards are entitled to vote and receive dividends, if any, with respect to any shares of restricted stock.

     Restricted Stock Awards entitle the recipient to acquire shares of restricted stock subject to restrictions against disposition and such other restrictions, conditions and contingencies as determined by the Committee. In the event of termination of employment for reasons other than death, disability or retirement (unless otherwise provided by the Committee or in the award instrument), the shares of restricted stock as to which the restrictions have not lapsed shall be forfeited to the Corporation.

     The Committee may provide that the Common Stock deliverable or issuable pursuant to any award granted under the 1995 Plan will be restricted.

  STOCK UNIT AWARDS

     The 1995 Plan authorizes the grant of awards which entitle the recipient to receive, without payment, stock units in the form of phantom shares of stock ("Stock Unit Awards"). The stock units are valued at the Committee's discretion in whole or in part by reference to the fair market value of the Corporation's Common Stock. The Committee will determine the terms and conditions applicable to Stock Unit Awards, including any applicable restrictions, conditions or contingencies, which may be related to individual, corporate or other categories of performance. Stock Unit Awards are payable in shares of Common Stock or cash, or any combination thereof, at the discretion of the Committee. An employee who receives a Stock Unit Award may be given rights to dividend equivalents, payable in cash, stock, or additional stock units, subject to any conditions the Committee may impose.

  PERFORMANCE CRITERIA

     In its discretion, the Committee may grant Awards contingent on the satisfaction of performance criteria, consistent with Section 162(m) of the Code, based on levels of revenue, operating income, profit after tax, earnings per share, cash flow, return on equity or return on assets. In addition, the Committee may also grant Awards contingent on the satisfaction of other performance criteria established in its discretion.

  GENERAL

     Except as otherwise determined by the Committee or as otherwise provided in the applicable award instrument, unexercised awards or awards subject to restrictions or conditions which have not lapsed or been satisfied shall be forfeited under the 1995 Plan upon termination of employment for reasons or conditions other than death, permanent disability or retirement.

     The 1995 Plan provides that the Committee, in its sole discretion, upon the request of a recipient of an award, may defer the date of payment of cash or stock under such award. In the event of stock dividends, stock splits and similar events, the Committee will make appropriate adjustments to the maximum number of shares of Common Stock that may be delivered under the 1995 Plan, the maximum number of shares that may be issued for certain types of awards, the number of shares covered by outstanding awards, and the grant, purchase or exercise price with respect to any award.

     The Committee may also make appropriate adjustments to take into account material changes in law or accounting matters or certain other corporate changes or events. The Board of Directors may make appropriate adjustments to take into account a change in control of the Corporation.

     The Board of Directors may at any time terminate the 1995 Plan or suspend the grant of awards under the 1995 Plan. The Board may amend the 1995 Plan or any outstanding award at any time for any lawful purpose, provided that no amendment, without the approval of the Corporation's stockholders, can increase the maximum number of shares that may be issued under the 1995 Plan or issued in the aggregate pursuant to certain kinds of awards, and no amendment, without stockholder approval (where such approval would be necessary to satisfy applicable securities or tax law or stock exchange rules), can extend the period during which awards may be granted or change the group of persons eligible to receive awards under the 1995 Plan.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

     Incentive Stock Options. Generally, no taxable income is recognized by the optionee upon the grant or exercise of an ISO if certain requirements are met. However, the exercise of an ISO may result in alternative minimum tax liability for the optionee. If no disposition of shares issued to an optionee pursuant to the exercise of an ISO is made by the optionee within two years from the date of grant or within one year after the date of exercise, then upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and no deduction will be allowed to the Corporation for Federal income tax purposes.

     If shares of Common Stock acquired upon the exercise of an ISO are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally the optionee will recognize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares on the date of exercise (or, if less, the amount realized on an arms-length sale of such shares) over the exercise price thereof, and the Corporation will be entitled to a corresponding deduction. Any gain realized from the sale of shares in excess of the amount taxed as ordinary income will be taxed as capital gain and will not be deductible by the Corporation.

     Generally, an ISO will not be eligible for the tax treatment described above if either the required holding periods or certain other requirements are not met. For example, if an ISO is exercised more than three months following termination of employment (one year following termination of employment by reason of permanent and total disability), except in certain cases where the ISO is exercised after the death of the optionee, then it will no longer qualify for the tax treatment described above and the option is treated as a non-qualified option.

     Non-Qualified Options. No taxable income is recognized by the optionee at the time a NQO is granted under the 1995 Plan. Generally, on the date of exercise of a NQO, ordinary income is recognized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise, and the Corporation receives a tax deduction for the same amount. Upon disposition of the shares acquired, an optionee generally recognizes the appreciation or depreciation on the shares after the date of exercise as either short-term or long-term capital gain or loss depending on how long the shares have been held.

     If restricted stock is received upon exercise of an option or stock appreciation right, the income and the deduction, if any, associated with such award may be deferred in accordance with the rules described below for restricted stock.

     Stock Appreciation Rights. No income will be realized by an optionee in connection with the grant of a stock appreciation right. When the stock appreciation right is exercised, the optionee will generally be required to include as taxable ordinary income in the year of such exercise an amount equal to the amount of cash received and the fair market value of any stock received. The Corporation will generally be entitled to a deduction equal to the amount includable as ordinary income by such optionee.

     Restricted Stock. A recipient of restricted stock generally will be subject to tax at ordinary income rates on the excess of the fair market value of the stock (measured at the time the stock is either transferable or is no longer subject to forfeiture) over the amount, if any, paid for such stock. However, a recipient who elects under Section 83(b) of the Code within 30 days of the date of issuance of the restricted stock to be taxed at the time of issuance of the restricted stock will recognize ordinary income on the date of issuance equal to the fair market value of the shares of restricted stock at that time (measured as if the shares were unrestricted and could be sold immediately), minus any amount paid for such stock. If the shares subject to such election are forfeited, the recipient will be entitled to a capital loss for tax purposes only for the amount paid for the forfeited shares, not the amount recognized as ordinary income as a result of the Section 83(b) election. The holding period to determine whether the recipient has long-term or short-term capital gain or loss upon sale of shares begins when the forfeiture period expires (or upon issuance of the shares, if the recipient elected immediate recognition of income under Section 83(b)).

     Unrestricted Stock; Stock Units. A recipient of unrestricted stock or stock units will generally be subject to tax at ordinary income rates on any cash received and on the fair market value of any Common Stock issued pursuant to such an award, and the Corporation will generally be entitled to a deduction equal to the amount of ordinary income realized by the recipient. Any cash received and the fair market value of any Common Stock received will generally be included in income (and a corresponding deduction will generally be available to the Corporation) at time of receipt. The capital gain or loss holding period for any Common Stock distributed under an award will begin when the recipient recognizes ordinary income in respect of that distribution.

     Performance Criteria. Section 162(m) of the Code limits otherwise allowable tax deductions for annual compensation (including compensation attributable to Awards) in excess of one million dollars paid to any of the five most highly compensated executives of the Corporation unless that compensation is determined with reference to performance criteria consistent with that section. Awards granted to such executives that are not based on performance criteria consistent with Section 162(m) of the Code generally will not result in a tax deduction for the Corporation. However, given the Corporation's total operating revenues and expenses, as well as the amount of the Corporation's net operating loss carryforwards, any inability to take such a deduction is not currently expected to have a material impact on the Corporation's consolidated results of operations.

     The Board of Directors recommends a vote FOR approving the 1995 Plan.

                 PROPOSAL TO APPROVE THE 1995 STOCK OPTION PLAN
                           FOR NONEMPLOYEE DIRECTORS

     On August 24, 1995, the Board of Directors adopted the 1995 Stock Option Plan for Nonemployee Directors (the "1995 Nonemployee Directors Plan"), effective upon and subject to stockholder approval. The Plan is intended to more closely align the interests of the Corporation's nonemployee directors with those of stockholders, by increasing the stock component of the directors' compensation package. Upon approval by the stockholders the 1995 Nonemployee Directors Plan will replace the 1990 Nonemployee Directors Plan.

DESCRIPTION OF THE 1995 NONEMPLOYEE DIRECTORS PLAN

     The following summary description is qualified in its entirety by reference to the full text of the 1995 Nonemployee Directors Plan, which is attached to this Proxy Statement as Exhibit B.

     The Compensation and Stock Option Committee of the Board of Directors (the "Committee") has the authority to administer, interpret and make determinations under the 1995 Nonemployee Directors Plan. Eligibility for and the grant of options under the 1995 Nonemployee Directors Plan is automatic in nature. Each eligible nonemployee director who joins the Board on or after January 1, 1995 will receive annually an option to purchase the same fixed number (2,500) of shares under the 1995 Nonemployee Directors Plan and each eligible nonemployee director who served on the Board prior to January 1, 1995, will receive annually an option to purchase the same fixed number (1,000) of shares under the 1995 Nonemployee Directors Plan. Therefore, the Committee will not have any discretion with respect to the amount of or the terms of any individual grant under the 1995 Nonemployee Directors Plan.

     Upon approval of the 1995 Nonemployee Directors Plan by the Corporation's stockholders, 50,000 shares of the Corporation's Common Stock, plus the number of shares of Common Stock available for issuance under the Corporation's 1990 Nonemployee Directors Plan on the date of approval of the 1995 Nonemployee Directors Plan by the Corporation's stockholders, will be available for issuance under the 1995 Nonemployee Directors Plan, subject to automatic adjustment in the event of a stock dividend, stock split or similar events. If any options granted under the 1990 Nonemployee Directors Plan or the 1995 Nonemployee Directors Plan expire or terminate without exercise, in whole or in part, the shares reserved therefor will revert to the option pool to be available under the Plan. As of August 24, 1995, options to purchase 55,000 shares of Common Stock were outstanding under the 1990 Nonemployee Directors Plan and 45,000 shares were available for issuance.

     The exercise price of an option will be 100% of the fair market value per share of Common Stock of the Corporation on the date the option is granted, payable by (i) delivery of cash, bankdraft, money order or check to the order of the Corporation, (ii) by delivery of shares of Common Stock of the Corporation owned by the nonemployee director which have a fair market value equal to the exercise price of the option being exercised, (iii) if permitted by applicable law, through the delivery of an assignment to the Corporation of a sufficient amount of the proceeds from the sale of Common Stock acquired upon exercise to pay for all of the Common Stock so acquired and an authorization to the broker or selling agent to pay that to the Corporation, or (iv) by any combination of these methods.

     Options granted to nonemployee directors ("Participants") under the 1995 Nonemployee Directors Plan will become exercisable at the rate of 33% on the first and second anniversaries of the date of grant and 34% on the third anniversary of the date of grant. Options will be granted annually on the date of the Corporation's Annual Meeting of Stockholders to each director whose service will continue after such meeting. Options granted under the 1995 Nonemployee Directors Plan will expire ten years from the date of grant, unless terminated earlier in accordance with the 1995 Nonemployee Directors Plan. However, any option granted to a Participant who ceases to be a director of the Corporation because of death will expire one year from the date of the Participant's death.

     If a Participant ceases to be a member of the Board because of permanent disability or death or by reason of retirement from the Board of Directors so long as such Participant is at least 70 years of age and has completed at least five years of service as a Director at the time of such retirement, his or her option will become immediately exercisable in full. If a Participant ceases to be a member of the Board after his or her option becomes exercisable, the option will remain exercisable in accordance with its terms. If a Participant ceases to be a member of the Board for any reason other than those described above prior to the time his or her option becomes fully exercisable, the option will terminate with respect to the shares as to which the option is not then exercisable.

     The Board of Directors may amend, modify or terminate the 1995 Nonemployee Directors Plan at any time, subject to certain restrictions described in the Plan, and provided that prior approval by the stockholders of the Corporation must be obtained to increase the number of shares available for grant. If required by law, prior stockholder approval must be obtained to (i) change the eligibility requirements under the 1995 Nonemployee Directors Plan, (ii) increase the number of shares subject to any option, (iii) change the purchase price of the shares subject to any option, (iv) extend the period during which options may be granted, (v) materially increase the benefits to Participants or
(vi) cause Rule 16b-3 under the Securities Exchange Act of 1934, as amended, to become inapplicable under the Plan. In addition, the provisions of the 1995 Nonemployee Director Plan specified in Rule 16b-3(c)(2)(ii)(A) under the 1934 Act may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder. The 1995 Nonemployee Directors Plan will terminate on December 31, 2000, unless terminated earlier by the Board of Directors.

TAX ASPECTS UNDER THE U.S. INTERNAL REVENUE CODE

     No taxable income will be recognized by a Participant at the time the option is granted. Generally, at exercise, ordinary income will be recognized by the Participant in an amount equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise, and the Corporation will receive a tax deduction for the same amount. At disposition, appreciation or depreciation after the date of exercise will be treated as either short-term or long-term capital gain or loss depending on how long the shares have been held.

     The Board of Directors recommends a vote FOR approving the 1995 Nonemployee Directors Plan.

                     RATIFICATION OF SELECTION OF AUDITORS

     The Audit Committee of the Board of Directors has selected the firm of Coopers & Lybrand L.L.P., independent accountants, to serve as auditors for the fiscal year ending June 29, 1996, subject to ratification by the stockholders. Coopers & Lybrand L.L.P. has served as the Corporation's auditors since the organization of the Corporation. The Board of Directors recommends a vote FOR ratification of this selection. It is expected that a member of the firm of Coopers & Lybrand L.L.P. will be present at the Meeting, will have an opportunity to make a statement if so desired and will be available to respond to appropriate questions.

                       STOCKHOLDER PROPOSAL REGARDING THE
                        ELECTION OF DIRECTORS BY CLASSES

     Kenneth Steiner, 14 Stoner Avenue, Great Neck, New York 11021, the owner of 100 shares of Common Stock, has notified the Corporation of his intention to introduce the proposal set forth below for consideration and action by the stockholders at the Annual Meeting. Mr. Steiner's proposed resolution and supporting statement, for which the Board of Directors and the Corporation accept no responsibility, are set forth below. The Board of Directors opposes this proposal for the reasons stated after such proposal.

     "RESOLVED, that the stockholders of the Company request that the Board of Directors take the necessary steps, in accordance with state law, to declassify the Board of Directors so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected."

                              SUPPORTING STATEMENT

     "The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for implementation of those policies. I believe that the classification of the Board of Directors, which results in only a portion of the Board being elected annually, is not in the best interests of the Company and its stockholders.

     The Board of Directors of the Company is divided into three classes serving staggered three-year terms. I believe that the Company's classified Board of Directors maintains the incumbency of the current Board and therefore of current management, which in turn limits management's accountability to stockholders.

     The elimination of the Company's classified Board would require each new director to stand for election annually and allow stockholders an opportunity to register their views on the performance of the Board collectively and each director individually. I believe this is one of the best methods available to stockholders to insure that the Company will be managed in a manner that is in the best interests of the stockholders.

     I am a founding member of the Investors Rights Association of America and I believe that concerns expressed by companies with classified boards that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders, are unfounded. In my view, in the unlikely event that stockholders vote to replace all directors, this decision would express stockholder dissatisfaction with the incumbent directors and reflect the need for change.

     I URGE YOUR SUPPORT, VOTE FOR THIS RESOLUTION."

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

     In 1990, pursuant to legislation enacted in Massachusetts, the Board of Directors of the Corporation was classified into three classes of directors, with the terms of office of the respective classes expiring in successive years. This legislation, entitled "An Act to Provide Protection to Massachusetts Corporations" (the "Act"), provides that publicly-held corporations organized under Massachusetts law are required to have a classified board of directors consisting of three classes as nearly equal in size as possible. The stated purpose of this legislation is to provide protection to Massachusetts corporations, including their stockholders, employees, suppliers and customers and the communities in which the corporations' facilities are located.

     The Board of Directors believes that its classified Board serves the Corporation and its stockholders well and is consistent with the public policy articulated by the Commonwealth of Massachusetts, the state in which the Corporation is organized. The Board does not believe that directors elected for staggered terms are any less accountable to stockholders than they would be if elected annually, since the same standards of performance apply regardless of the term of service. Moreover, it believes that a classified board enhances the likelihood of continuity and stability in the conduct of Board business since generally two-thirds of the Directors will have had prior experience and familiarity with the business of the Corporation. The Board believes that this contributes to more effective long-term strategic planning.

     The classified Board is intended to encourage persons who may seek to acquire control of the Corporation to initiate such action through negotiations with the Board. At least two meetings of stockholders generally would be required to replace a majority of the Board. By reducing the threat of an abrupt change in the composition of the entire Board, classification of directors would give the Board sufficient time to review any takeover proposal, study appropriate alternatives and achieve the best result for stockholders. The Board believes that although a classified Board enhances the ability to negotiate favorable terms with a proponent of an unsolicited proposal, it does not necessarily discourage takeover offers.

     The Act provides that a corporation may elect to be exempt from its classified Board provisions by a vote of the directors, or by a vote of the holders of two-thirds of the outstanding voting stock. Therefore, the adoption of this proposal would not in itself eliminate the classified Board, but would only amount to an advisory recommendation to the Board that it take the necessary steps to achieve that outcome.

     FOR THE REASONS STATED ABOVE, THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

                           EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Corporation. In addition to soliciting stockholders through its regular employees, the Corporation will request banks and brokers to solicit customers of theirs who have shares of Common Stock of the Corporation registered in the name of a nominee. The Corporation will reimburse such banks and brokers for their reasonable out-of-pocket costs, at the rates suggested by the New York Stock Exchange. Solicitation by officers and employees of the Corporation may also be made of some stockholders in person, or by mail, telephone or telegraph, following the original solicitation. Georgeson & Company Inc. has been retained by the Corporation to assist with the solicitation of proxies at a cost to the Corporation estimated not to exceed $20,000.

                 STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Proposals of stockholders intended for inclusion in the proxy statement to be mailed to all stockholders entitled to vote at the 1996 Annual Meeting of Stockholders of the Corporation must be received at the Corporation's principal executive offices not later than May 20, 1996. In order to curtail controversy as to the date on which a proposal was received by the Corporation, proponents should submit their proposals by Certified Mail -- Return Receipt Requested.

September 18, 1995

                                   EXHIBIT A

                         DIGITAL EQUIPMENT CORPORATION
                                1995 EQUITY PLAN

SECTION 1 -- PURPOSE

     The Digital Equipment Corporation 1995 Equity Plan (the "Plan") is intended to advance the interests of Digital Equipment Corporation ("Corporation") and its stockholders by providing equity-based incentives to better align the interests of key employees with those of stockholders, and to attract, retain and motivate such employees.

SECTION 2 -- ADMINISTRATION

     The Plan shall be administered by a committee appointed by the Board of Directors of the Corporation (the "Committee"), which shall consist of not fewer than two members of the Corporation's Board of Directors. All members of the Committee must be "disinterested administrators" within the meaning of Rule 16b-3 or any successor provision ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "1934 Act") and "outside directors" within the meaning of Section 162(m) or any successor provision of the Internal Revenue Code of 1986, as amended (the "Code"), if required for compliance with Rule 16b-3 or Section 162(m) of the Code, as the case may be. Any authority or power granted in the Plan to the Committee shall also be deemed to be granted to the Board of Directors, and any action permitted to be taken or determination permitted to be made by the Committee may also be taken or made by the Board of Directors; provided, however, that to the extent required by Rule 16b-3 and/or
Section 162(m) of the Code with respect to specific grants of Awards, such power or authority shall only reside in and such actions or determinations shall only be made by an administrator or administrators in compliance with Rule 16b-3 or
Section 162(m) of the Code, as the case may be. The Board of Directors may also establish a committee of one or more members of the Corporation's Board of Directors who are also officers of the Corporation for the purposes of administering grants of Awards under the Plan to Employees who are not subject to the provisions of Section 16 of the 1934 Act. If such a committee is established, it shall have all the power and authority of the Committee under the Plan with respect to such Awards.

     Subject to the provisions of the Plan, the Committee shall have the authority to select the Employees who are eligible to participate in the Plan, to determine the Awards to be granted to each Employee, to determine the time or times when Awards shall be exercisable or when restrictions, conditions and contingencies shall lapse, to establish any other restrictions, conditions and contingencies on Awards in addition to those prescribed by the Plan and to determine whether any Option granted shall be an ISO or a Non-Qualified Option. The Committee shall also prescribe the form of agreements or other instruments under the Plan and the legends, if any, to be affixed to the certificates representing shares of Stock to be issued.

     The Committee shall have full authority to interpret the Plan, to grant waivers of Plan restrictions, to amend the provisions of Award instruments and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which powers shall be executed in the best interests of the Corporation and in keeping with the purposes of the Plan. Such powers shall include, but shall not be limited to, the power to modify or amend the Plan and to adopt such procedures, subplans and the like as may be necessary to comply with provisions of the laws of other countries in which the Corporation or any subsidiary of the Corporation may operate in order to assure the viability of Awards granted under the Plan and to enable Employees employed in such other countries to receive advantages and benefits under the Plan and consistent with such laws.

     The determinations of the Committee in the administration of the Plan shall be final and conclusive unless otherwise determined by the Board of Directors.

SECTION 3 -- SHARES OF STOCK SUBJECT TO THE PLAN

     (a) Shares Available for Issuance. The shares of stock available for issuance under the Plan shall be authorized but unissued shares of the Corporation's Common Stock or previously issued shares of the Corporation's Common Stock reacquired by the Corporation in any manner and held in its treasury ("Stock"). No fractional shares of Stock shall be delivered under the Plan.

     (b) Maximum Number of Shares Available for Issuance. Subject to adjustment as provided in Section 7.7 below, the maximum number of shares of Stock available for the grant of Awards under the Plan from the date of its adoption by the Board of Directors until June 29, 1996, shall be the maximum number of shares of Stock available for issuance under the Corporation's 1990 Equity Plan (the "1990 Plan") as of the date of approval of the Plan by the Corporation's stockholders, plus any shares of Stock subject to Awards under the 1990 Plan that expire unexercised or are forfeited, terminated, cancelled (in whole or in part) or in any other manner are not issued to an Employee at any time. Subject to adjustment as provided in Section 7.7 below, the maximum number of shares of Stock available for the grant of Awards under the Plan for each fiscal year subsequent to the fiscal year ending on June 29, 1996, but prior to the beginning of the fiscal year commencing on June 28, 1998, shall be two percent (2%) of the total number of issued shares of the Corporation's Common Stock (including treasury shares) as of the first day of such fiscal year. Such maximum number of shares shall be increased in any fiscal year by the number of shares of Stock available for the grant of Awards hereunder in the previous fiscal year or years but not covered by Awards granted hereunder in such fiscal year or years since the adoption of the Plan, plus any shares of Stock subject to Awards under the 1990 Plan or the Plan that expire unexercised or are forfeited, terminated, cancelled (in whole or in part), or in any other manner are not issued to an Employee, plus any shares of Stock tendered to the Corporation as full or partial payment for the exercise of any Option under the 1990 Plan or the Plan and the payment of any withholding taxes arising therefrom.

     (c) Limitations on Issuance. Notwithstanding any other provision of the Plan, in no event shall more than 5,000,000 shares of Stock be cumulatively available for the issuance of Stock pursuant to ISO's granted under the Plan, nor shall more than 1,000,000 shares of Stock be cumulatively available for grant pursuant to Restricted Stock Awards, Unrestricted Stock Awards and Stock Unit Awards. Notwithstanding any other provision of the Plan, no Employee may be granted in any fiscal year beginning with the fiscal year commencing July 2, 1995, in the aggregate, Awards relating to, in the aggregate, more than one million (1,000,000) shares of Stock. In all events, determinations under the preceding sentence shall be made in a manner that is consistent with Section 162(m) of the Code and the regulations promulgated thereunder.

     (d) Dividends. Notwithstanding the foregoing, any dividend or dividend equivalent paid or credited to an Employee in shares of Stock or Stock Units pursuant to Sections 5.4(b) or 5.5 below shall not be subtracted from the maximum number of shares available for the grant of Awards under the Plan or the cumulative aggregate number of shares available for grant pursuant to Restricted Stock Awards, Unrestricted Stock Awards and Stock Unit Awards.

     (e) Expiration, Forfeiture, Cancellation or Settlement in Cash. Shares of Stock subject to Awards that expire unexercised or are forfeited, terminated, canceled (in whole or in part), or in any other manner are not issued to an Employee (including shares of Stock that are not issued to an Employee pursuant to Awards settled in cash in lieu thereof), shall become available immediately for the future grant of Awards under the Plan.

SECTION 4 -- ELIGIBILITY

     Awards may be granted under the Plan only to Employees of the Corporation or of a subsidiary of the Corporation. The term "Employees" shall include officers as well as all other employees of the Corporation or of a subsidiary of the Corporation. Members of the Committee and members of the Board of Directors who are not Employees of the Corporation or of a subsidiary of the Corporation shall not be eligible to participate in the Plan. Awards may be granted to the same Employee on more than one occasion.

SECTION 5 -- TYPES OF AWARDS

  5.1 AUTHORITY.

     The Committee shall have the authority to grant Awards singly, in combination or in tandem. The term "Awards" includes options, stock appreciation rights, awards of Stock of the Corporation and awards of stock units or phantom shares of stock, all on the terms and conditions hereinafter established.

  5.2 OPTIONS.

     (a) Definition of Options. An "Option" is an Award entitling the recipient upon exercise of the Option to purchase Stock at a specified price for a specified period of time. Both "incentive stock options" ("ISO's"), as defined in Section 422 of the Code, or any successor provision, and Options that are not incentive stock options ("Non-Qualified Options"), may be granted under the Plan. Instruments evidencing ISO's shall contain such terms and conditions as are required under applicable provisions of the Code.

     (b) Exercise Price. The Committee shall determine the exercise price of an Option which shall not be less than 100% of the Fair Market Value per share of the Stock on the date the Option is granted. For purposes of the Plan, "Fair Market Value" of a share of Stock on a given date will be the average of the high and low selling prices of the Corporation's Common Stock in the New York Stock Exchange Composite Transactions Index on such date, or if not a business day, as of the last business day for which prices are available prior to such date.

     (c) Duration of Options. The Committee shall determine the latest date on which an Option may be exercised which shall be no later than the date that is ten years after the date the Option was granted.

     (d) Exercise of Options. Subject to the applicability of Section 7.3 below, an Option shall become exercisable at such time or times, and on such conditions, as the Committee may specify. The Committee may at any time accelerate the time at which all or any part of an Option may be exercised.

     An Employee electing to exercise an Option shall give written or electronic notice to the Corporation or its agent of the election and of the number of shares of Stock that the Employee elects to acquire, accompanied by any documents or instruments required by the Corporation or its agent and payment in full for the Stock purchased, together with provision for the amount of any taxes due in respect of the sale and issue thereof.

     (e) Payment for Stock. Stock purchased by an Employee upon exercise of an Option may be paid for in any legal manner so specified by the Committee, including the following methods, which may be used in combination if specified by the Committee:

          (1) In cash or by check, bank draft or money order payable to the order of the Corporation.

          (2) If permitted by applicable law, through the delivery of an assignment to the Corporation of a sufficient amount of the proceeds from the sale of unrestricted Stock acquired upon exercise to pay for all of the Stock so acquired and any tax withholding obligation resulting from such exercise; and an authorization to the broker or selling agent to pay that amount to the Corporation.

          (3) Through the delivery of an amount of previously acquired shares of unrestricted Stock having in the aggregate a Fair Market Value equal to the exercise price, provided that such method is consistent with applicable tax laws, policies and eligibility criteria established by the Committee. Employees may further apply the Stock acquired upon such exercise to satisfy the exercise price for additional Stock.

With respect to ISO's, acceptable methods of payment for stock upon exercise of an Option shall be set forth in the Award instrument granting the applicable ISO.

     (f) Special Rules for ISO's. The aggregate Fair Market Value (determined as of the date of grant) of the shares of Stock covered by ISO's granted under this Plan or any other equity plan of the Corporation and its subsidiaries, that becomes exercisable for the first time by the Employee in any calendar year shall not exceed $100,000. Nothing in this special rule shall be construed as limiting the exercisability of any Option unless the Committee provides for a limitation at the time of grant.

  5.3 STOCK APPRECIATION RIGHTS.

     (a) Description of Stock Appreciation Rights. A "Stock Appreciation Right" ("SAR") is an Award entitling the recipient upon exercise of the Right to receive an amount, in cash or Stock, or a combination thereof (at the Committee's discretion), equal to the appreciation, if any, in the Fair Market Value of a share of the Corporation's Common Stock from the date of the grant of the SAR to the date of its payment or settlement.

     (b) Other Terms and Conditions of Stock Appreciation Rights. The Award price per SAR shall not be less than the Fair Market Value of a share of the Corporation's Common Stock on the date the SAR is granted. An Employee electing to exercise a Stock Appreciation Right must give written or electronic notice to the Corporation or its agent of the election, accompanied by any documents or instruments required by the Corporation or its agent, together with provision for the amount of any taxes due with respect thereto.

  5.4 RESTRICTED AND UNRESTRICTED STOCK.

     (a) Definition of Restricted Stock Awards. A "Restricted Stock Award" entitles the recipient to acquire shares of Restricted Stock subject to such restrictions, conditions and contingencies as may be determined by the Committee in its sole discretion.

     (b) Rights as a Stockholder. At the discretion of the Committee, an Employee who receives Restricted Stock will have all the rights of a stockholder with respect to the Restricted Stock, including voting and dividend rights, subject to the restrictions described in paragraph (c) below and any other restrictions, conditions and contingencies imposed by the Committee at the time of grant. The Committee may require that dividends be paid in additional shares of Restricted Stock or in Stock Units.

     (c) Restrictions and Obligations of Resale. "Restricted Stock" is Stock subject to restrictions against disposition as specified by the Committee in the Award instrument and may not be sold, transferred, or otherwise disposed of, and shall not be pledged or otherwise hypothecated, except as provided in the Award instrument. Except as otherwise provided in the Award instrument, in the event of termination of employment for any reason other than as specified in Section
6.1 or 6.2, Restricted Stock shall be forfeited to the Corporation, except that it shall be offered for resale to the Corporation at its original acquisition price if the Restricted Stock was issued for monetary consideration.

     (d) Other Awards Settled with Restricted Stock. The Committee may, at the time any Award described in this Section 5 is granted, provide that any or all of the Stock delivered or issuable pursuant to the Award will be Restricted Stock.

     (e) Unrestricted Stock Awards. The Committee may, in its sole discretion, award to any eligible Employee unrestricted shares of Stock under the Plan ("Unrestricted Stock Award"). Any Employee who receives an Unrestricted Stock Award will have all the rights of a stockholder, including voting and dividend rights.

     (f) Price of Restricted and Unrestricted Stock. Grants of Restricted Stock and Unrestricted Stock shall be made at such purchase price as the Committee shall determine in its sole discretion, and may be issued for no monetary consideration, subject to applicable state law.

  5.5 STOCK UNITS.

     (a) A "Stock Unit Award" entitles the recipient to receive, without payment, "Stock Units" in the form of phantom shares of stock which are valued at the Committee's discretion in whole or in part by reference to, or otherwise based on, the Fair Market Value of the Corporation's Common Stock.

     (b) An Employee who receives Stock Units may be given rights to dividend equivalents, subject to any conditions imposed by the Committee at the time of grant. The Committee may provide that any such dividend equivalents be paid in cash, in shares of stock or in additional Stock Units.

  5.6 PERFORMANCE CRITERIA.

     The Committee in its discretion may grant Awards contingent on satisfaction of performance criteria established by the Committee consistent with Section 162(m) of the Code. Such performance criteria shall be based on level of revenue, operating income, profit after tax, earnings per share, cash flow, return on equity or return on assets. The Committee may select one criterion or multiple criteria, and the measurement may be based on Corporation or business unit performance, or on comparative performance with that of other companies or units thereof.

     The Committee in its discretion may also grant Awards contingent on satisfaction of performance criteria other than those specified in the paragraph above.

SECTION 6 -- TERMINATION OF EMPLOYMENT

  6.1 DEATH OR DISABILITY OF EMPLOYEE.

     Unless otherwise specified in the Award instrument, if an Employee (i) dies while employed by the Corporation or any subsidiary of the Corporation (or upon the death of an Employee after termination of employment), or (ii) ceases to be employed by the Corporation or any subsidiary by reason of his or her permanent and total disability ("Disability"), as determined by the Committee, the following rules shall apply:

          (a) Each Option and Stock Appreciation Right held by the Employee immediately prior to his or her death shall become fully exercisable and may be exercised only until one year after his or her death (whether or not this period ends after expiration of the exercise period specified in the Award instrument, but in the case of an ISO, in no event later than the expiration of the ISO under its original terms) by the Employee's executor or administrator, or if not so exercised, by the legatees or distributees of his or her estate or by such other person or persons to whom the Employee's rights under such Option or Stock Appreciation Right shall pass by will or by the applicable laws of descent and distribution.

          (b) Each Option and Stock Appreciation Right held by the Employee when his or her employment ends due to Disability shall become fully exercisable and shall continue to be exercisable in accordance with the terms set forth in the Award instrument relating to such Award.

          (c) Each share of Restricted Stock and each Stock Unit covered by an Award held by the Employee immediately prior to his or her death or Disability will immediately become free of all restrictions, conditions and contingencies thereon.

  6.2 RETIREMENT.

     If an Employee ceases to be employed by the Corporation or any subsidiary of the Corporation by reason of his or her retirement at or after age 55, the Employee's rights with respect to Awards held by him or her as of such retirement date shall be as set forth in the Award instrument relating to each such Award. Retirement, including early retirement, under any pension plan of the Corporation or any subsidiary of the Corporation shall not by itself constitute retirement for purposes of the Plan.

  6.3 TERMINATION OF EMPLOYMENT.

     Unless otherwise provided in the Award instrument, if an Employee ceases to be employed by the Corporation or any subsidiary of the Corporation for any reason other than the reasons specified in Sections 6.1 and 6.2 above, the following rules shall apply:

          (a) Each Option and Stock Appreciation Right held by the Employee that is unexercised when his or her employment ends shall expire upon such termination of employment.

          (b) Each share of Restricted Stock held by the Employee on which all restrictions, conditions and contingencies have not lapsed shall be forfeited or offered for resale to the Corporation in accordance with
     Section 5.4 above, and each Stock Unit as to which all restrictions, conditions and contingencies have not lapsed or been performed shall be forfeited.

  6.4 COMMITTEE DETERMINATIONS.

     Any question as to whether there has been a retirement, Disability or termination of employment shall be determined by the Committee, and its determination of such question shall be final.

SECTION 7 -- GENERAL PROVISIONS

  7.1 TERM AND AMENDMENT.

     Unless earlier terminated by the Board of Directors, the Plan shall terminate on December 31, 1998, and no Awards shall be granted under the Plan after such date; provided, however, that Awards payable or requiring exercise which are granted on or before this date shall remain payable or exercisable in accordance with their respective terms after the termination of the Plan; and provided, further that the authority of the Committee to take actions with respect to any such Awards as contemplated herein shall extend beyond termination of the Plan.

     The Board of Directors may at any time terminate the Plan or suspend the grant of Awards under the Plan. The Board of Directors may at any time amend the Plan or any outstanding Award for any lawful purpose; provided, that no amendment, without the approval of the Corporation's stockholders, shall increase the maximum number of shares of Stock that may be issued under the Plan or issued in the aggregate pursuant to the certain Awards listed in Section 3 above (except as permitted by the last paragraph of Section 3 above and Section 7.7 below); and provided, further, that no amendment, without the approval of the Corporation's stockholders (where such approval is necessary to satisfy then-applicable requirements of federal securities laws, the Code or rules of any stock exchange on which the Corporation's Common Stock is listed), shall extend the period during which Awards may be granted under the Plan or amend the eligibility provisions of Section 4 above.

  7.2 NON-TRANSFERABILITY OF AWARDS.

     (a) Except to the extent permitted by Rule 16b-3 and as otherwise provided in the Award instrument, no Award (other than Stock or cash transferred to an Employee under the Plan without restrictions) may be transferred other than by will or by the laws of descent and distribution, and during an Employee's lifetime an Award requiring exercise may be exercised only by him or her (or in the event of incapacity, the person or persons properly appointed to act on his or her behalf).

     (b) Notwithstanding anything contained herein to the contrary, in the event an Employee terminates his or her employment to assume a position with a governmental, charitable or educational institution, the Committee, in its sole discretion and provided such arrangement is in accordance with applicable law, may authorize a third party, including but not limited to a "blind" trust, acceptable to the applicable governmental, charitable or educational institution, the Employee and the Committee, to act on behalf and for the benefit of such Employee with respect to any Awards.

  7.3 DOCUMENTATION OF AWARDS.

     Awards shall be evidenced by written instruments which shall describe the Award and the terms and conditions thereof. The granting of an Award may be subject to, and conditioned upon, the Employee's execution of any Award instrument required by the Committee. Each Award instrument shall contain such provisions as the Committee shall determine in its sole discretion. The instruments may be in the form of agreements to be executed by both the Employee and the Corporation or certificates, letters or similar instruments, which need not be executed by the Employee but acceptance of which will evidence agreement to the terms of the Award.

  7.4 RIGHTS AS A STOCKHOLDER.

     Except as specifically provided in the Plan, the receipt of an Award will not give an Employee rights as a stockholder; the Employee will obtain such rights, subject to any limitations imposed by the Plan or the Award instrument, upon actual receipt of Stock.

  7.5 TAX WITHHOLDING.

     The Corporation will withhold from any cash payment made pursuant to an Award an amount sufficient to satisfy all federal, state and local withholding tax requirements (the "withholding tax requirements").

     In the case of an Award delivered in Stock, the Committee will have the right to require that the Employee or other appropriate person remit to the Corporation an amount sufficient to satisfy the withholding tax requirements or make other arrangements satisfactory to the Committee with regard to such requirements prior to the event giving rise to such withholding tax requirement. If and to the extent that withholding is required, the Committee may permit the Employee or other appropriate person to elect, at the time and in the manner as the Committee provides, to have the Corporation hold back from the Stock to be delivered, or to deliver to the Corporation, Stock having a value calculated to satisfy the withholding tax requirements.

  7.6 DEFERRAL OF PAYMENTS.

     The Committee may, in its sole discretion, either in the terms of an Award instrument or upon the request of an Employee holding an Award, defer the date on which any payment of cash or Stock under such an Award shall be made. The Committee may also establish rules and procedures for the crediting of interest on deferred cash payments and dividends or dividend equivalents for deferred payments denominated in Stock or Stock Units. Any deferral, whether requested by the Employee or specified in the Award instrument or otherwise by the Committee, may be subject to forfeiture in accordance with terms established by the Committee.

  7.7 ADJUSTMENTS IN THE EVENT OF CERTAIN TRANSACTIONS.

     (a) In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Corporation's capitalization, or other distribution with respect to holders of the Corporation's Common Stock other than normal cash dividends, the Committee shall make appropriate adjustments to the maximum number of shares of Stock that may be delivered under the Plan and to the maximum number of shares of Stock that may be issued pursuant to certain Awards, all as set forth in Section 3 above.

     (b) In any event referred to in paragraph (a), the Committee shall also make any appropriate adjustments to the number and kind of shares of Stock subject to Awards then outstanding or subsequently granted, any exercise or purchase prices relating to Awards and any other provisions of Awards affected by such change. The Committee may also make adjustments to take into account material changes in law or in accounting practices or principles, mergers, consolidations, acquisitions, dispositions, repurchases or similar corporate transactions, or any other event, if it is determined by the Committee that adjustments are appropriate to avoid distortion in the operation of the Plan.

     (c) Any adjustments made pursuant to paragraphs (a) or (b) with respect to ISO's shall be made only after the Committee, after consulting with the Corporation's counsel, determines whether such adjustments would constitute a "modification" of the ISO's (as that term is defined in Section 422 of the Code) or would otherwise cause any adverse tax consequences for the holders of the ISO's. If the Committee determines that such adjustments to be made with respect to ISO's would constitute a modification of the ISO's, it may refrain from making such adjustments.

  7.8 EMPLOYMENT RIGHTS.

     Neither the adoption of the Plan nor the grant of Awards shall confer upon any person any right to continued employment with the Corporation or any subsidiary of the Corporation or affect in any way the right of the Corporation or any subsidiary of the Corporation to terminate an employment relationship at any time. Except as specifically provided by the Committee, the Corporation shall not be liable for the loss of existing or potential profit in Awards granted under the Plan in the event of termination of an employment relationship even if the termination is in violation of an obligation of the Corporation or any subsidiary of the Corporation to the Employee.

  7.9 CHANGE IN CONTROL.

     (a) In order to maintain Employees' rights in the event of any Change in Control of the Corporation, the Board of Directors (as constituted on the date the Award is granted or as constituted immediately prior to the Change in Control) may, in its sole discretion, as to any Award, either on the date an Award is granted or any time thereafter, take any one or more of the following actions:

          (1) Provide for the acceleration of any time periods relating to the exercise or realization of or lapse of restrictions, conditions and contingencies under any Award so that the Award may be exercised or realized in full on or before a date fixed by the Board of Directors.

          (2) Provide for the purchase of any Award, upon the Employee's request, for an amount of cash equal to the amount that could have been obtained upon the exercise of the Award or realization of the Employee's rights thereunder had the Award been currently exercisable or payable.

          (3) Make such adjustment to any Award then outstanding as the Board of Directors deems appropriate to reflect the Change in Control.

          (4) Cause any Award then outstanding to be assumed, or new rights substituted therefor, by the acquiring or surviving corporation after the Change in Control.

     Subject to this Section 7.9, the Committee may, in its discretion, include further provisions and limitations relating to the Change in Control in any Award instrument as it may deem equitable and in the best interests of the Corporation.

     (b) A "Change in Control" is defined to mean any of the following events:

          (1) The acquisition by any person (including a group, within the meaning of Sections 13(d)(3) or 14(d)(2) of the 1934 Act), other than the Corporation or any subsidiary of the Corporation, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of the combined voting power of the Corporation's outstanding voting securities.

          (2) The first purchase under a tender offer or exchange offer, other than an offer by the Corporation or any subsidiary of the Corporation, pursuant to which shares of the Corporation's Common Stock have been purchased.

          (3) During any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason (other than death or disability) to constitute at least a majority thereof, unless the election or the nomination for election by stockholders of the Corporation of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period.

          (4) Approval by stockholders of the Corporation of a merger, consolidation, liquidation or dissolution of the Corporation, or the sale of all or substantially all of the assets of the Corporation.

  7.10 APPROVALS.

     Anything in the Plan to the contrary notwithstanding, the effectiveness of the Plan and of the grant of all Awards is subject to, and the Plan and the Awards granted under it shall be of no force and effect unless and until, and no Awards granted shall in any way vest or become exercisable, unless and until the Plan is approved by the affirmative vote of a majority of the shares of the Corporation's Common Stock present in person or by proxy and entitled to vote at a meeting of stockholders at which the Plan is presented for approval. The date the Plan is approved by the stockholders of the Corporation shall be the Effective Date of the Plan. The Effective Date must occur within one year after approval of the Plan by the Board of Directors. Any grant of an Award prior to the approval by the stockholders of the Corporation shall be void if such approval is not obtained. The Corporation's obligation to sell and deliver shares of Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of the Stock.

  7.11 SUCCESSORS AND ASSIGNS.

     The Plan shall be binding upon all successors and assigns of an Employee receiving an Award under the Plan, including, without limitation, the estate of any such Employee and the executors, administrators or trustees of such estate, and any receiver, trustee in bankruptcy or representative of the creditors of any such Employee.

  7.12 1990 PLAN.

     Upon approval of the Plan by the Corporation's stockholders, the authority to grant additional Awards under the Corporation's 1990 Plan shall expire. Awards granted pursuant to the 1990 Plan shall remain outstanding and exercisable and subject to the Award instruments relating thereto, or in accordance with such other terms and conditions as the Committee shall determine.

  7.13 GOVERNING LAW.

     The Plan and all determinations made and related actions taken by the Committee or the Board of Directors, to the extent not otherwise governed by the Code or the securities laws of the United States, shall be governed by the laws of the Commonwealth of Massachusetts and shall be construed accordingly.


  7.14 DEFINITIONS.

     As used in the Plan, the following terms shall have the following meanings:

                                                               SECTION IN WHICH
                                TERM                           TERM IS DEFINED
                                ----                           ----------------
        "Awards".............................................       Section 5.1
        "Change in Control"..................................     Section 7.9(b)
        "Code"...............................................         Section 2
        "Committee"..........................................         Section 2
        "Corporation"........................................         Section 1
        "Disability".........................................       Section 6.1
        "Employee"...........................................         Section 4
        "Fair Market Value"..................................     Section 5.2(b)
        "ISO"................................................     Section 5.2(a)
        "1990 Plan"..........................................       Section 3(b)
        "1934 Act"...........................................         Section 2
        "Non-Qualified Option"...............................     Section 5.2(a)
        "Option".............................................     Section 5.2(a)
        "Plan"...............................................         Section 1
        "Restricted Stock"...................................     Section 5.4(c)
        "Restricted Stock Award".............................     Section 5.4(a)
        "Rule 16b-3".........................................         Section 2
        "SAR"................................................     Section 5.3(a)
        "Stock"..............................................       Section 3(a)
        "Stock Appreciation Right"...........................     Section 5.3(a)
        "Stock Units"........................................     Section 5.5(a)
        "Stock Unit Award"...................................     Section 5.5(a)
        "Unrestricted Stock Award"...........................     Section 5.4(e)

                                   EXHIBIT B

                         DIGITAL EQUIPMENT CORPORATION
                1995 STOCK OPTION PLAN FOR NONEMPLOYEE DIRECTORS

SECTION 1 -- PURPOSE

     The purpose of the 1995 Stock Option Plan for Nonemployee Directors (the "Plan") is to increase the proprietary interest of nonemployee members of the Board of Directors in the continued success of Digital Equipment Corporation (the "Corporation") and to provide them with an incentive to continue to serve as directors.

SECTION 2 -- ADMINISTRATION

     The Plan shall be administered by the Compensation and Stock Option Committee of the Board of Directors of the Corporation, or any successor committee thereto. The Committee shall have responsibility finally and conclusively to interpret the provisions of the Plan and to decide all questions of fact arising in its application. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

SECTION 3 -- TYPE OF OPTIONS

     Options granted pursuant to the Plan shall be nonstatutory options which are not intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

SECTION 4 -- ELIGIBILITY

     Directors of the Corporation who are not employees of the Corporation or any subsidiary or affiliate thereof ("Nonemployee Directors") shall be eligible to participate in the Plan. Each Nonemployee Director to whom options are granted hereunder shall be a participant ("Participant") under the Plan. Nonemployee Directors who were serving as directors of the Corporation on January 1, 1995 are referred to herein as "Existing Nonemployee Directors." Nonemployee Directors who commence service as directors of the Corporation after January 1, 1995 are referred to herein as "New Nonemployee Directors."

SECTION 5 -- STOCK AVAILABLE UNDER THE PLAN

     Subject to adjustment as provided in Section 9 below, an aggregate of 50,000 shares of the Corporation's Common Stock, plus the number of shares of Common Stock available for issuance under the Corporation's 1990 Stock Option Plan for Nonemployee Directors as of the date of approval of the Plan by the Corporation's stockholders, shall be available for issuance pursuant to the provisions of the Plan. Such shares may be authorized and unissued shares or may be shares issued and thereafter acquired by the Corporation. If an option granted under the Plan or under the 1990 Plan shall expire or terminate for any reason without having been exercised in whole or in part, the unpurchased shares subject to such option shall again be available for subsequent option grants under the Plan.

SECTION 6 -- AUTOMATIC GRANT OF OPTIONS

     (a) Each year, on the date of the Corporation's Annual Meeting of Stockholders, each Existing Nonemployee Director who continues in office after said Annual Meeting, shall receive automatically and without further action by the Board of Directors or the Committee, a grant of an option to purchase 1,000 shares of Common Stock of the Corporation in accordance with the provisions of
Section 7, and subject to adjustment as provided in Section 9.

     (b) Each year, on the date of the Corporation's Annual Meeting of Stockholders, each New Nonemployee Director who continues in office after said Annual Meeting, shall receive automatically and without further action by the Board of Directors or the Committee, a grant of an option to purchase 2,500 shares of Common Stock of the Corporation in accordance with the provisions of
Section 7, and subject to adjustment as provided in Section 9.

SECTION 7 -- TERMS AND CONDITIONS OF OPTIONS

  7.1 EXERCISE OF OPTIONS.

     (a) Each option granted under the Plan shall be exercisable at the rate of 33% on the first and second anniversaries of the date such option was granted and 34% on the third anniversary of the date such option was granted, subject to the provisions of Section 8 hereof.

     (b) Notwithstanding the provisions of paragraph (a) above, an option granted to any Participant shall become immediately exercisable in full upon the first to occur of:

          (1) The death of any Participant, in which case the option may be exercised by the Participant's executor or administrator, or if not so exercised, by the legatees or distribu-tees of his or her estate or by such other person or persons to whom the Participant's rights under the option shall pass by will or by the applicable laws of descent and distribution;

          (2) Such time as the Participant ceases to be a director of the Corporation by reason of his or her permanent disability; or

          (3) Such time as the Participant retires from the Board of Directors so long as he or she is at least 70 years of age and has completed at least five years of service as a Director at the time of such retirement.

     (c) In the event that the Participant ceases to be a director of the Corporation for any reason other than those specified in paragraph (b) above prior to the time a Participant's option becomes fully exercisable, the option will terminate with respect to the shares as to which the option is not then exercisable and all rights of the Participant to such shares shall terminate without further obligation on the part of the Corporation.

     (d) In the event that the Participant ceases to be a director of the Corporation after his or her option has become exercisable in whole or in part, such option shall remain exercisable in whole or in part, as the case may be, in accordance with the terms hereof.

     (e) Options granted under the Plan shall expire ten years from the date on which the option is granted, unless terminated earlier in accordance with the Plan; provided, however, that in the event a Participant ceases to be a director of the Corporation by reason of death, including without limitation in the event that a Participant dies after ceasing to be a director of the Corporation by reason of disability or retirement, any option granted to such Participant hereunder shall expire one year from the date of the Participant's death (whether or not this period ends after expiration of the exercise period).

  7.2 EXERCISE PRICE.

     The exercise price of an option shall be 100% of the fair market value per share of Common Stock of the Corporation on the date the option is granted. For purposes of the Plan, "fair market value" of a share of stock on any date shall mean the average of the high and low selling prices of the Corporation's Common Stock on the New York Stock Exchange Composite Transactions Index as of the date of grant, or if the date of grant is not a business day, as of the last business day for which prices are available prior to the date of grant.

  7.3 PAYMENT OF EXERCISE PRICE.

     (a) Subject to the terms and conditions of the Plan and the documentation of the options pursuant to Section 7.5 hereof, an option granted hereunder shall, to the extent then exercisable, be exercisable in whole or in part by giving written notice to the Corporation stating the number of shares with respect to which the option is being exercised, accompanied by payment in full for such shares; provided, however, that there shall be no such exercise at any one time as to fewer than one hundred (100) shares or all of the remaining shares then purchasable by the person or persons exercising the option, if fewer than one hundred (100) shares.

     (b) Options granted under the Plan may be paid for by (i) delivery of cash, bank draft, money order or a check to the order of the Corporation in an amount equal to the exercise price of such options, (ii) by delivery to the Corporation of shares of Common Stock of the Corporation already owned by the Participant having a fair market value equal in amount to the exercise price of the option being exercised, provided that such method is consistent with applicable tax laws, (iii) if permitted by applicable law, through the delivery of an assignment to the Corporation of a sufficient amount of the proceeds from the sale of Common Stock of the Corporation acquired upon exercise to pay for all of the Common Stock so acquired and an authorization to the broker or selling agent to pay that to the Corporation, or (iv) by any combination of such methods of payment.

  7.4 RIGHTS AS A STOCKHOLDER.

     Except as specifically provided by the Plan, the grant of an option will not give a Participant rights as a stockholder; the Participant will obtain such rights, subject to any limitations imposed by the Plan, upon actual receipt of Common Stock of the Corporation.

  7.5 DOCUMENTATION OF OPTION GRANTS.

     Option grants shall be evidenced by written instruments prescribed by the Committee from time to time. The instruments may be in the form of agreements to be executed by both the Participant and the Corporation or certificates, letters or similar instruments, which need not be executed by the Participant but acceptance of which will evidence agreement to the terms of the grant.

  7.6 NONTRANSFERABILITY OF OPTIONS.

     No option granted under the Plan shall be assignable or transferable by the Participant to whom it is granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution. During the life of the Participant, the option shall be exercisable only by such person (or in the event of incapacity, by the person or persons properly appointed to act on his or her behalf).

  7.7 APPROVALS.

     The effectiveness of the Plan and of the grant of all options is subject to the approval of the Plan by the affirmative vote of a majority of the shares of the Corporation's Common Stock present in person or by proxy and entitled to vote at a meeting of the stockholders at which the Plan is presented for approval. Notwithstanding anything to the contrary in the Plan, no Options granted hereunder shall become exercisable until such approval has been received.

     The Corporation's obligation to sell and deliver shares of stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of the stock.

SECTION 8 -- REGULATORY COMPLIANCE AND LISTING

     (a) The issuance or delivery of any shares of stock subject to exercisable Options hereunder may be postponed by the Committee for such period as may be required to comply with any applicable requirements under the Federal securities laws, any applicable listing requirements of any national securities exchange or any requirements under any law or regulation applicable to the issuance or delivery of such shares. The Corporation shall not be obligated to issue or deliver any such shares if the issuance or delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority or any national securities exchange.

     (b) Should any provision of this Plan require modification or be unnecessary to comply with the requirements of Section 16 of and Rule 16b-3 under the Securities Exchange Act of 1934, as amended ("1934 Act"), the Committee may waive such provision and/or amend this Plan to add to or modify the provisions hereof accordingly.

     (c) It is the Corporation's intent that the Plan comply in all respects with Rule 16b-3 of the 1934 Act (or any successor or amended provisions thereof) and any applicable Securities and Exchange Commission interpretations thereof. If any provision of this Plan is deemed not to be in compliance with Rule 16b-3, the provision shall be null and void.

SECTION 9 -- ADJUSTMENT IN EVENT OF CHANGES IN CAPITALIZATION

     In the event of a stock dividend, stock split or combination of shares, recapitalization or other change in the Corporation's capitalization, or other distribution with respect to holders of the Corporation's Common Stock other than normal cash dividends, automatic adjustment shall be made in the number and kind of shares as to which outstanding options or portions thereof then unexercised shall be exercisable and in the available shares set forth in
Section 5 hereof, to the end that the proportionate interest of the option holder shall be maintained as before the occurrence of such event. Such adjustment in outstanding options shall be made without change in the total price applicable to the unexercised portion of such options and with a corresponding adjustment in the option price per share. Automatic adjustment shall also be made in the number and kind of shares subject to options subsequently granted under the Plan.

SECTION 10 -- NO RIGHT TO REELECTION

     Nothing in the Plan shall be deemed to create any obligation on the part of the Board of Directors or standing Committee thereof to nominate any Nonemployee Director for reelection by the Corporation's stockholders, nor confer upon any Nonemployee Director the right to remain a member of the Board of Directors for any period of time, or at any particular rate of compensation.

SECTION 11 -- AMENDMENT AND TERMINATION

     (a) The Board of Directors shall have the right to amend, modify or terminate the Plan at any time and from time to time; provided, however, that unless required by law, no such amendment or modification shall (a) affect any right or obligation with respect to any grant theretofore made; or (b) unless previously approved by the stockholders, increase the number of shares of Common Stock available for grants as provided in Section 5 hereof (as adjusted pursuant to Section 9 hereof). In addition, no such amendment shall, unless previously approved by the stockholders (where such approval is necessary to satisfy then applicable requirements of federal securities laws, the Code or rules of any stock exchange on which the Corporation's Common Stock is listed), (i) in any manner affect the eligibility requirements set forth in Section 4 hereof, (ii) except to the extent provided for in Section 9 hereof, increase the number of shares of Common Stock subject to any option, (iii) except to the extent provided for in Section 9 hereof, change the purchase price of the shares of Common Stock subject to any option, (iv) extend the period during which options may be granted under the Plan, (v) materially increase the benefits to Participants under the Plan, (vi) in any manner cause Rule 16b-3 under the 1934 Act (or any successor provision thereof) to become inapplicable to this Plan; and provided further that, except to the extent permitted by Rule 16b-3, the provisions of this Plan specified in Rule 16b-3(c)(2)(ii)(A) (or any successor or amended provision thereof) under the 1934 Act (including without limitation, provisions of eligibility, amount, price and timing of awards) may not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

     (b) Unless earlier terminated by the Board of Directors, the Plan shall terminate on December 31, 2000; provided, however, that options which are granted on or before this date shall remain exercisable in accordance with their respective terms after the termination of the Plan.

SECTION 12 -- 1990 PLAN

     Upon approval of the Plan by the Corporation's stockholders, the authority to grant options under the 1990 Stock Option Plan for Nonemployee Directors shall expire. Options granted pursuant to the 1990 Stock Option Plan for Nonemployee Directors shall remain outstanding and exercisable and subject to the option agreement related thereto, or in accordance with such other terms and conditions as the Committee shall determine.

SECTION 13 -- GOVERNING LAW

     The Plan shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

                                                 SOLICITED BY BOARD OF DIRECTORS

                         DIGITAL EQUIPMENT CORPORATION

                         PROXY FOR 1995 ANNUAL MEETING

   The undersigned hereby appoints Robert B. Palmer and Thomas C. Siekman, and each of them, as attorneys of the undersigned, with full power of substitution, to vote all shares of stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Digital Equipment Corporation to be held on November 9, 1995, at 11:00 A.M. at the World Trade Center, Commonwealth Pier, 164 Northern Avenue, Boston, Massachusetts, and at any adjournment thereof, upon the matters set forth in the proxy statement for such Annual Meeting. The foregoing attorneys are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment thereof.

   ELECTION OF CLASS III DIRECTORS: THE NOMINEES FOR THE BOARD OF DIRECTORS TO
                                    SERVE FOR A THREE-YEAR TERM AS CLASS III
                                    DIRECTORS ARE:

            Colby H. Chandler, Arnaud de Vitry and Thomas P. Gerrity

   INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below. (To vote or withhold authority for all nominees, see below.)

--------------------------------------------------------------------------------

THIS PROXY WILL BE VOTED AS SPECIFIED, OR WHERE NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF CLASS III DIRECTORS, FOR THE PROPOSALS IN ITEMS 2, 3 AND 4 AND AGAINST THE PROPOSAL IN ITEM 5.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND THE PROPOSALS IN ITEMS 2, 3 AND 4.

1. To elect three members of the Board of Directors for a three-year term as
   Class III Directors consisting of the foregoing nominees.                   / / FOR   / / WITHHOLD AUTHORITY
                                                                (continued and to be signed and dated on other side)

2. To approve the 1995 Equity Plan.                                            / / FOR   / / AGAINST   / / ABSTAIN
3. To approve the 1995 Stock Option Plan for Nonemployee Directors.            / / FOR   / / AGAINST   / / ABSTAIN
4. To ratify the selection of Coopers & Lybrand L.L.P. as auditors for the
   fiscal year ending June 29, 1996.                                           / / FOR   / / AGAINST   / / ABSTAIN


   THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THE STOCKHOLDER PROPOSAL IN ITEM 5.
5. To approve a stockholder proposal relating to declassification of the
   Board of Directors.                                                         / / FOR   / / AGAINST   / / ABSTAIN

   The undersigned plans to attend the Annual Meeting / /

                                               Signature(s)
                                               .................................

                                               .................................

                                               Date......................., 1995

                                               NOTE: SIGNATURE(S) SHOULD AGREE
                                               WITH NAME(S) AS PRINTED ON THIS
                                               PROXY. IF SIGNING AS ATTORNEY,
                                               EXECUTOR, ADMINISTRATOR, TRUSTEE
                                               OR GUARDIAN, PLEASE GIVE YOUR
                                               FULL TITLE AS SUCH.
                                                PLEASE SIGN AND RETURN PROMPTLY
                                                     IN ENCLOSED ENVELOPE